Registration Statement No. 333-180300-03
Dated March 23, 2012
Securities Act of 1933, Rule 424(b)(2)

PRODUCT SUPPLEMENT NO. PLUS-I TO PROSPECTUS SUPPLEMENT
DATED MARCH 23, 2012 TO PROSPECTUS DATED MARCH 23, 2012

Credit Suisse
Performance Leveraged Upside SecuritiesSM (“PLUSSM”)

Linked to One or More Indices and/or Exchange-Traded Funds

We, Credit Suisse, may offer from time to time performance leveraged upside securities, which we refer to as PLUSSM, that may be linked to a single index, shares of an exchange-traded fund or a basket consisting of two or more components which may be indices and/or exchange-traded funds. We refer to any single index, exchange-traded fund or basket that may underlie the PLUS as the underlying asset.  The specific terms of any PLUS that we offer, including the name(s) of the underlying asset(s), will be included in a pricing supplement.  If the terms described in the applicable pricing supplement are inconsistent with those described in this product supplement for PLUS, in any accompanying underlying supplement or in the accompanying prospectus supplement and prospectus, the terms described in the applicable pricing supplement will prevail.  The PLUS will have the following general terms:

•      The PLUS do not guarantee the return of principal at maturity.

•      At maturity, the PLUS will pay an amount in cash that may be more or less than the principal amount of each PLUS based upon the change in value of the underlying asset over the term of the PLUS.

•      The PLUS provide exposure to both increases and decreases in the value of the underlying asset.  The exposure to potential increases in the case of bull market PLUS, or to potential decreases in the case of bear market PLUS, is leveraged, generally up to a maximum payment amount per PLUS.
• The PLUS will be unsubordinated unsecured obligations of ours. • The PLUS will be held in global form by The Depository Trust Company, unless the applicable pricing supplement provides otherwise.

The applicable pricing supplement will describe the specific terms of the PLUS, including any changes to the terms specified in this product supplement.  See “Description of PLUS—General Terms of PLUS—Terms Specified in Pricing Supplements” on page S-34.

Investing in the PLUS involves risks not associated with an investment in ordinary debt securities.  See “Risk Factors” beginning on page S-23.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this product supplement, any accompanying underlying supplement or the accompanying prospectus supplement and prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The securities are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other governmental agency of the United States, Switzerland or any other jurisdiction.

Credit Suisse
February 7, 2013

We are responsible for the information contained and incorporated by reference in this product supplement and the accompanying prospectus supplement and prospectus. As of the date of this product supplement, we have not authorized anyone to provide you with different information, and we take no responsibility for any other information others may give you. We are not making an offer of the PLUS in any state where the offer is not permitted.  You should not assume that the information in this document or the accompanying prospectus supplement and prospectus is accurate as of any date other than the date on the front of this document.

The PLUS described in the applicable pricing supplement and this product supplement are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which you should discuss with your professional advisors. You should be aware that the regulations of the Financial Industry Regulatory Authority (“FINRA”) and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the PLUS.

We are offering the PLUS for sale in those jurisdictions in the United States where it is lawful to make such offers. The distribution of the relevant pricing supplement, the underlying supplement, if applicable, this product supplement or the accompanying prospectus supplement or prospectus (collectively, the “offering documents”) and the offering of the PLUS in some jurisdictions may be restricted by law. If you possess the offering documents, you should find out about and observe these restrictions. The offering documents are not an offer to sell these PLUS and we are not soliciting an offer to buy these PLUS in any jurisdiction where such offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom such offer or sale is not permitted. We refer you to the “Plan of Distribution (Conflicts of Interest)” section of this product supplement.

In the offering documents, unless otherwise specified or the context otherwise requires, references to “we,” “us” and “our” are to Credit Suisse AG (“Credit Suisse”) and its consolidated subsidiaries, and references to “dollars” and “$” are to U.S. dollars.

SUMMARY

The following summary describes the performance leveraged upside securities, which we refer to as PLUSSM, offered under this program, in general terms only.  You should read the summary together with the more detailed information contained in the relevant offering documents, including this product supplement.  All of the information set forth below is qualified in its entirety by the detailed explanations set forth elsewhere in this product supplement and the accompanying prospectus supplement and prospectus. The pricing supplement for each offering of securities will contain certain specific information and terms of that offering and may also add, update or change the information contained in the other offering documents. If any information in the applicable pricing supplement is inconsistent with the other offering documents, you should rely on the information in that pricing supplement. It is important for you to consider the information contained in all the offering documents in making your investment decision. We may also prepare free writing prospectuses that describe particular issuances of PLUS.  Any free writing prospectus should also be read in connection with the relevant offering documents, including this product supplement.  For purposes of this product supplement, any references to an applicable pricing supplement may also refer to a free writing prospectus, unless the context otherwise requires.

We will sell the PLUS primarily in the United States, but may also sell them outside the United States or both in and outside the United States simultaneously.   See “Plan of Distribution (Conflicts of Interest)” in this product supplement.

“Performance Leveraged Upside Securities” and “PLUS” are service marks of Morgan Stanley.

General terms of the PLUS
Unlike ordinary debt securities, the PLUS do not guarantee the return of principal at maturity.  The PLUS generally do not pay interest, but may do so if so specified in the applicable pricing supplement.  At maturity, the PLUS will pay an amount in cash based upon the value of an index (the “underlying index”), the shares of an exchange-traded fund (the “underlying shares”) or a basket of indices (each index, a “basket index”) and/or shares of exchange-traded funds (each exchange-traded fund, a “basket ETF”) on the valuation date.  We refer to any basket of indices and/or shares of exchange-traded funds as a “basket,” to any basket index or basket ETF as a “basket component” and to any underlying index, underlying shares or basket, as the “underlying asset.”

Bull Market PLUS

Payment at maturity
For PLUS that pay you a leveraged positive return if the underlying asset increases in value and expose you to risk of loss if the underlying asset decreases in value, which we refer to as “Bull Market PLUS,” you will receive for each PLUS that you hold at maturity an amount in cash based upon the value of the underlying asset on the specified valuation date, determined as follows:

•	If the final value is greater than the initial value, you will receive for each PLUS that you hold a payment at maturity equal to:

stated principal amount per PLUS + leveraged upside payment,

subject to a maximum payment at maturity specified in the applicable pricing supplement,

where,

stated principal amount	=	the stated principal amount per PLUS, as specified in the applicable pricing supplement

leveraged upside payment	=	stated principal amount	×	leverage factor	×	index percent increase

OR

stated principal amount	×	leverage factor	×	share percent increase

OR

stated principal amount	×	leverage factor	×	basket percent increase

, depending on whether the PLUS are linked to an index, an exchange-traded fund or a basket.

leverage factor	=	the percentage specified in the applicable pricing supplement

index percent increase	=	final index value − initial index value initial index value

share percent increase	=	final share price − initial share price initial share price

basket percent increase	=	final basket value − initial basket value initial basket value

•
If the final value is less than or equal to the initial value, you will receive for each PLUS that you hold a payment at maturity that is less than the stated principal amount of each PLUS by an amount proportionate to the decrease in value of the underlying asset and that will be equal to:

stated principal amount    ×    index performance factor

OR

stated principal amount    ×    share performance factor

OR

stated principal amount    ×    basket performance factor

, depending on whether the PLUS are linked to an index, an exchange-traded fund or a basket.

where,

index performance factor	=	final index value
initial index value

share performance factor	=	final share price
initial share price

basket performance factor	=	final basket value
initial basket value

Because in this scenario, the index performance factor, share performance factor and basket performance factor will, in each case, be less than or equal to 1.0, this payment will be less than or equal to the stated principal amount.

For purposes of determining the index percent increase, share percent increase or basket percent increase (or the index percent decrease, share percent decrease or basket percent decrease, described below under “Bear Market PLUS”) and the index performance factor, share performance factor and basket performance factor, we use the following terms:

With respect to an underlying index:

initial index value	=	the index closing value on the day we price the PLUS for initial sale to the public, which we refer to as the pricing date, unless otherwise specified in the applicable pricing supplement

final index value	=	the index closing value on the valuation date

index closing value	=
the closing value of the underlying index or any successor index published at the regular weekday close of trading on the relevant underlying business day or trading day.  In certain circumstances, the index closing value will be based on an alternate calculation of the index.  See “Description of PLUS—Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation” below.

With respect to underlying shares:

initial share price	=	the share closing price of one share of the underlying shares on the pricing date, unless otherwise specified in the applicable pricing supplement

final share price	=	the share closing price of one share of the underlying shares on the valuation date

share closing price	=	as defined in “Description of PLUS—General Terms of PLUS —Some Definitions––share closing price”

adjustment factor	=	a number which is initially 1.0 and will be subject to adjustment for certain events affecting the underlying shares

With respect to a basket:

initial basket value	=	100, unless otherwise specified in the applicable pricing supplement

final basket value	=	the basket closing value on the valuation date

basket closing value	=
on any day, the sum of the products of the basket component closing values of each basket component and the applicable multiplier for such basket component.  In certain circumstances, the basket closing value will be based on an alternate calculation of any basket index described under “Description of PLUS—Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation” and/or any basket ETF described under “Description of PLUS—Discontinuance of Any ETF Shares and/or Share Underlying Index; Alteration of Method of Calculation”

basket component closing value	=	on any day, (i) the index closing value on such day for any basket index or (ii) the share closing price on such day for the shares of any basket ETF, as applicable

multiplier	=
the fractional value assigned to each basket component so that each basket component will represent its applicable weighting in the predetermined initial basket value.  The multipliers for each of the basket components, which will be specified in the applicable pricing supplement, will be calculated by the calculation agent on the relevant basket component setting date and will remain constant for the term of the PLUS.

The valuation date on which the payment at maturity is to be calculated will be specified in the applicable pricing supplement.  The applicable pricing supplement may specify that the PLUS will have multiple valuation dates as described under “PLUS with Multiple Valuation Dates” below.  Any valuation date will be subject to postponement in the event of non-underlying business days or the occurrence of a market disruption event.  See “Description of PLUS—Postponement of Valuation Date(s)” below.

Certain issuances of bull market PLUS will not be subject to a maximum payment at maturity and in such cases the leveraged upside payment will not be capped.

Bear Market PLUS

For issuances of PLUS that pay you a leveraged positive return if the underlying asset decreases in value and expose you to risk of loss if the underlying asset increases in value, which we will refer to as “Bear Market PLUS,” you will receive for each PLUS that you hold at maturity an amount in cash based inversely upon the value of the underlying asset on the specified valuation date, determined as follows:

• If the final value is less than the initial value, you will receive for each PLUS that you hold a payment at maturity equal to:

stated principal amount per PLUS+enhanced downside payment,

subject to a maximum payment at maturity, if any, which will be specified in the applicable pricing supplement,

where,

stated principal amount	=	the stated principal amount per PLUS, as specified in the applicable pricing supplement

enhanced downside payment	=	stated principal amount	×	leverage factor	×	index percent decrease

OR

stated principal amount	×	leverage factor	×	share percent decrease

OR

stated principal amount	×	leverage factor	×	basket percent decrease

, depending on whether the PLUS are linked to an index, an exchange-traded fund or a basket.

leverage factor	=	the percentage specified in the applicable pricing supplement

index percent decrease	=	initial index value − final index value
initial index value

share percent decrease	=	initial share price − final share price
initial share price

basket percent decrease	=	initial basket value − final basket value
initial basket value

•
If the final value is greater than or equal to the initial value, you will receive for each PLUS that you hold a payment at maturity that is less than the stated principal amount of each PLUS by an amount proportionate to the increase in the value of the underlying asset and that will be equal to:

stated principal amount per PLUS  –  upside reduction amount,

subject to a minimum payment at maturity, which will be $0, unless otherwise specified in the applicable pricing supplement,

where,

upside reduction amount	=	stated principal amount per PLUS × index percent increase

OR

stated principal amount per PLUS × share percent increase

OR

stated principal amount per PLUS × basket percent increase

, depending on whether the PLUS are linked to an index, an exchange-traded fund or a basket.

and where,

index percent increase	=	final index value − initial index value
initial index value

share percent increase	=	final share price − initial share price
initial share price

basket percent increase	=	final basket value − initial basket value
initial basket value

Under no circumstances will the bear market PLUS pay less than the minimum payment at maturity specified in the applicable pricing supplement.

In each applicable pricing supplement, we will provide a graph which will illustrate the performance of the particular issuance of PLUS at maturity over a range of hypothetical percentage changes in the underlying asset.  You should also review the graphs in the section of this product supplement titled “Hypothetical Payments on the PLUS at Maturity,” which provide illustrations of the payments for both bull market PLUS and bear market PLUS over a range of hypothetical percentage changes in the underlying asset.

Other features of PLUS	Certain PLUS may have features that differ from the basic PLUS described above. An issuance of PLUS could combine one or more of the features listed below.

Buffered PLUS

For issuances of PLUS with a buffer amount, which we refer to as “Buffered PLUS,” the payment at maturity will be determined as follows.

For Bull Market Buffered PLUS, the payment at maturity for each stated principal amount of Buffered PLUS that you hold will be an amount in cash based upon the value of the underlying asset on the specified valuation date, determined as follows:

•	if the final value is greater than the initial value,

stated principal amount + leveraged upside payment,

subject to a maximum payment at maturity, if any, specified in the applicable pricing supplement;

•	if the final value is less than or equal to the initial value but has decreased by an amount less than or equal to the buffer amount from the initial value,

stated principal amount; or

•
if the final value is less than the initial value and has decreased by an amount greater than the buffer amount from the initial value, the payment at maturity will be based on different formulas, depending on whether there is a minimum payment at maturity or not, which are as follows:

•	if there is a minimum payment at maturity, it will equal the product of the stated principal amount and the buffer amount, and the payment at maturity will be:

(stated principal amount × index performance factor) + minimum payment at maturity

OR

(stated principal amount × share performance factor) + minimum payment at maturity

OR

(stated principal amount × basket performance factor) + minimum payment at maturity

, depending on whether the PLUS are linked to an index, an exchange-traded fund or a basket.

➢
This payment will be less than the stated principal amount; however, the payment at maturity for each stated principal amount of Buffered PLUS will not be less than the minimum payment at maturity, which will be the stated principal amount times the buffer amount.

•	if there is no minimum payment at maturity, the payment at maturity will be:

, depending on whether the PLUS are linked to an index, an exchange-traded fund or a basket.

➢ Because in this scenario the sum of the index return, share return or basket return, as applicable, and the buffer amount will be less than zero, the payment at maturity will be less than the stated principal amount and may be zero.

where,

buffer amount	=
for bull market Buffered PLUS, the percentage specified in the applicable pricing supplement by which the final value of the underlying asset may decline from the initial value of the underlying asset before you will lose any part of the stated principal amount per Buffered PLUS.

downside factor	=	for bull market Buffered PLUS, the factor specified in the applicable pricing supplement by which any percentage decline in the underlying asset beyond the buffer amount is multiplied.

index return	=	final index value − initial index value initial index value

share return	=	final share price − initial share price initial share price

basket return	=	final basket value − initial basket value initial basket value

For Bear Market Buffered PLUS, the payment at maturity for each stated principal amount of Buffered PLUS that you hold will be an amount in cash based upon the value of the underlying asset on the specified valuation date, determined as follows:

•	if the final value is less than the initial value,

stated principal amount + enhanced downside payment,

subject to a maximum payment at maturity, if any, specified in the applicable pricing supplement;

•	if the final value is greater than or equal to the initial value but has increased by an amount less than or equal to the buffer amount from the initial value,

stated principal amount; or

•	if the final value is greater than the initial value and has increased by an amount greater than the buffer amount from the initial value, the payment at maturity will be:

(stated principal amount – upside reduction amount) + buffer payment,

subject to a minimum payment at maturity, which will be $0, unless otherwise specified in the applicable pricing supplement.

➢ This payment will be less than the stated principal amount and may be zero.

where,

buffer amount	=
for bear market Buffered PLUS, the percentage specified in the applicable pricing supplement by which the final value of the underlying asset may increase from the initial value of the underlying asset before you will lose any part of the stated principal amount per Buffered PLUS

buffer payment	=	an amount equal to the product of the stated principal amount and the buffer amount

See “Description of PLUS—General Terms of PLUS—Some Definitions” for the definition of terms related to Buffered PLUS.

PLUS with Multiple Valuation Dates

For issuances of PLUS that have multiple valuation dates, which will be specified in the applicable pricing supplement, the applicable provisions described above under “—Payment at maturity” or “—Other features of PLUS—Buffered PLUS” will apply, except that, in lieu of the final index value, final share price or final basket value, we will use the final average index value, final average share price or final average basket value, as applicable, defined as follows:

•
the final average index value will equal the arithmetic average of the index closing values of the underlying index on the relevant valuation dates, as calculated by the calculation agent on the final valuation date;

•
the final average share price will equal the arithmetic average of the products of the closing price of the underlying shares and the adjustment factor, each as determined on the relevant valuation dates, as calculated by the calculation agent on the final valuation date; and

•	the final average basket value will equal the arithmetic average of the basket closing values on the relevant valuation dates, as calculated by the calculation agent on the final valuation date.

See “Description of PLUS—General Terms of PLUS—Some Definitions” for the definition of terms related to PLUS with multiple valuation dates.

Your return on any PLUS will be limited by the maximum payment at maturity
Unless the applicable pricing supplement for a PLUS does not specify a maximum payment at maturity, your return on the PLUS will be limited by the maximum payment at maturity.  Although the leverage factor provides increased exposure to any increase, in the case of a bull market PLUS, or decrease, in the case of a bear market PLUS, in the value of the underlying asset at maturity, the payment at maturity will never exceed the maximum payment at maturity, which will be a fixed percentage over the original public offering price per PLUS.  Further, in the event of any decrease, in the case of a bull market PLUS, or increase, in the case of a bear market PLUS, you will realize the entire decline.  As a result, you may receive less, and possibly significantly less, than the original public offering price per PLUS.

Issue price of the PLUS includes commissions and projected profit
The issue price of the PLUS, which will be specified in the applicable pricing supplement, includes the agent’s commissions paid with respect to the PLUS and the cost of hedging our obligations under the PLUS.  The cost of hedging includes the projected profit that our subsidiaries may realize in consideration for assuming the risks inherent in managing the hedging transactions.  The fact that the issue price of the PLUS includes these commissions and hedging costs is expected to adversely affect the secondary market prices of the PLUS.  See “Risk Factors— The inclusion in the original issue price of each agent’s commission and the estimated cost of hedging our obligations under the PLUS through one or more of our affiliates is likely to adversely affect the value of the PLUS prior to maturity” and “Use of Proceeds and Hedging.”

Postponement of maturity date
If the scheduled maturity date is not a business day, then the maturity date will be the next succeeding business day immediately following the scheduled maturity date.  Interest on the payment of principal, premium, if any, and interest, if any, will not accrue during the period from and after the scheduled maturity date.

If the final valuation date is postponed as a result of a market disruption event or because such final valuation date is not an underlying business day for any underlying index, underlying shares or basket component, then the maturity date will be postponed to the fifth business day following the final valuation date as postponed.

Other terms of the PLUS	•
The PLUS may bear interest, if any, at either a fixed rate or a floating rate, as specified in the applicable pricing supplement and may pay such interest, if any, on the dates specified in the applicable pricing supplement.

	•	The PLUS will be denominated in U.S. dollars unless we specify otherwise in the applicable pricing supplement.

	•	You will not have the right to present the PLUS to us for repayment prior to maturity unless we specify otherwise in the applicable pricing supplement.

	•	We may from time to time, without your consent, create and issue additional PLUS with the same terms as PLUS previously issued so that they may be combined with the earlier issuance.

	•	The PLUS will not be listed on any securities exchange, unless we specify otherwise in the applicable pricing supplement.

Credit Suisse International will be the Calculation Agent
Unless otherwise specified in the applicable pricing supplement, the calculation agent is Credit Suisse International, an affiliate of ours. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will be conclusive for all purposes and binding upon all parties, including us and the beneficial owners of the PLUS, absent manifest error. The calculation agent will have no responsibility for good faith errors or omissions in its calculations and determinations, whether caused by negligence or otherwise. The calculation agent will not act as your agent. Because the calculation agent is an affiliate of ours, potential conflicts of interest may exist between you and the calculation agent. Please refer to “Risk Factors— There may be potential conflicts of interest” in this product supplement.

CSSU will be the agent; conflicts of interest
Unless otherwise specified in the applicable pricing supplement, the agent for the offering of the PLUS is expected to be Credit Suisse Securities (USA) LLC (“CSSU”), which will receive a commission as specified in the applicable pricing supplement.  None of the agents is your fiduciary or advisor solely as a result of the making of any offering of the PLUS, and you should not rely upon this product supplement or the pricing supplement as investment advice or a recommendation to purchase the PLUS  You should make your own investment decision regarding the PLUS after consulting with your legal, tax, and other advisors.

Forms of securities
We will issue the PLUS in the form of one or more fully registered global securities, or the global notes in such denominations specified in the applicable pricing supplement. We will deposit the notes with, or on behalf of, The Depository Trust Company, New York, New York, or DTC, as the depositary, and will register the notes in the name of Cede & Co., DTC’s nominee. Your beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. For a further description of procedures regarding global securities representing book-entry securities, we refer you to “Description of Certain Provisions Relating to Debt Securities and Contingent Convertible Securities—Book-Entry System” in the accompanying prospectus and “Description of Notes—Book-Entry, Delivery and Form” in the accompanying prospectus supplement.

Where you can find more information on the PLUS
Because this is a summary, it does not contain all of the information that may be important to you.  You should read the “Description of PLUS” section in this product supplement and the “Description of Debt Securities” section in the accompanying prospectus for a detailed description of the terms of the PLUS.  You should also read about some of the risks involved in investing in the PLUS in the section of this product supplement called “Risk Factors.”

The tax and accounting treatment of investments in equity-linked securities such as the PLUS may differ from that of investments in ordinary debt securities.  See the section of this product supplement called “Description of PLUS—Material U.S. Federal Income Tax Considerations.”  You should consult with your investment, legal, accounting and other advisers with regard to any proposed or actual investment in the PLUS.

HYPOTHETICAL PAYMENTS ON THE PLUS AT MATURITY

Bull Market PLUS:

Assuming an issuance of bull market PLUS linked to an underlying index with the hypothetical terms given below, the following graph illustrates the payment at maturity on each PLUS for a range of hypothetical percentage changes in the underlying index.  The graph does not illustrate every percentage change that may occur.  The PLUS Zone illustrates the leveraging effect of the leverage factor taking into account the maximum payment at maturity.  The graph is based on the following hypothetical terms:

•	stated principal amount:	$10
•	initial index value:	1,000
•	leverage factor:	200%
•	maximum payment at maturity:	$12 (120% of the stated principal amount)

Where the final index value is greater than the initial index value, the payment at maturity on the PLUS reflected in the graph below is greater than the $10 stated principal amount per PLUS, but in all cases is subject to the maximum payment at maturity.  Where the final index value is less than or equal to the initial index value, the payment at maturity on the PLUS reflected in the graph below is less than the $10 stated principal amount per PLUS.

In the hypothetical example below, you will realize the maximum payment at maturity at a final index value of 110% of the hypothetical initial index value.  For example, for a hypothetical initial index value of 1,000, you would realize the maximum payment at maturity at a final index value of 1,100 because of the leverage factor.  You will not share in increases in the final index value above 120% of the initial index value.  In addition, because you will not receive more than the maximum payment at maturity, the effect of the leverage factor will be reduced as the final index value exceeds 110% of the initial index value.

Bear Market PLUS:

Assuming an issuance of bear market PLUS linked to underlying shares with the hypothetical terms given below, the following graph illustrates the payment at maturity on each bear market PLUS for a range of hypothetical percentage changes in the underlying shares.  The PLUS Zone illustrates the leveraging effect of the leverage factor taking into account the maximum payment at maturity.  The graph is based on the following hypothetical terms:

•	stated principal amount:	$10
•	initial share price	$100
•	leverage factor:	400%
•	maximum payment at maturity:	$14 (140% of the stated principal amount)
•	minimum payment at maturity:	$2 (20% of the stated principal amount)

Where the final share price is less than the initial share price, the payment at maturity on the bear market PLUS reflected in the graph below is greater than the $10 stated principal amount per bear market PLUS, but in all cases is subject to the maximum payment at maturity.  Where the final share price is greater than or equal to the initial share price, the payment at maturity on the bear market PLUS reflected in the graph below is less than or equal to the $10 stated principal amount per bear market PLUS but in all cases is subject to the minimum payment at maturity.

In the hypothetical example below, you will realize the maximum payment at maturity at a final share price of 90% of the hypothetical initial share price.  For example, if the initial share price were equal to $100, you would realize the maximum payment at maturity at a final share price of $90 because of the leverage factor.  You will not share in decreases in the final share price below 60% of the initial share price.  In addition, because you will not receive more than the maximum payment at maturity, the effect of the leverage factor will be reduced as the final share price decreases below 90% of the initial share price.

Bull Market Buffered PLUS (Minimum Payment at Maturity = Stated Principal Amount × Buffer Amount):

Assuming an issuance of bull market Buffered PLUS linked to an underlying index with the hypothetical terms given below, the following graph illustrates the payment at maturity on each Buffered PLUS for a range of hypothetical percentage changes in the underlying index.  The graph does not illustrate every percentage change that may occur.  The PLUS Zone illustrates the leveraging effect of the leverage factor taking into account the maximum payment at maturity while the Buffer Zone illustrates the buffer effect in the event of a decline in the value of the underlying index.  The graph is based on the following hypothetical terms:

•	stated principal amount:	$10	•	initial index value:	1,000
•	leverage factor:	200%	•	buffer amount:	15%
•	minimum payment at maturity:	$1.50	•	maximum payment at maturity:	$11.60 (116% of the stated principal amount)

Where the final index value is greater than the initial index value, the payment at maturity on the Buffered PLUS reflected in the graph below is greater than the $10 stated principal amount per Buffered PLUS, but in all cases is subject to the maximum payment at maturity.

Where the final index value is less than or equal to the initial index value but has decreased by an amount less than or equal to the buffer amount from the initial index value, the payment at maturity on the Buffered PLUS reflected in the graph below is $10.

Where the final index value is less than the initial index value and has decreased by an amount greater than the buffer amount from the initial index value, the payment at maturity on the Buffered PLUS reflected in the graph below is less than the $10 stated principal amount per Buffered PLUS, but in all cases is subject to the minimum payment at maturity.

In the hypothetical example below, you will realize the maximum payment at maturity at a final index value of 108% of the hypothetical initial index value.  For example, for a hypothetical initial index value of 1,000, you would realize the maximum payment at maturity at a final index value of 1,080 because of the leverage factor.  You will not share in increases in the final index value above 116% of the initial index value.  In addition, because you will not receive more than the maximum payment at maturity, the effect of the leverage factor will be reduced as the final index value exceeds 108% of the initial index value.

Bull Market Buffered PLUS (Minimum Payment at Maturity = $0):

Assuming an issuance of bull market Buffered PLUS linked to underlying shares with the hypothetical terms given below, the following graph illustrates the payment at maturity on each Buffered PLUS for a range of hypothetical percentage changes in the underlying shares.  The graph does not illustrate every percentage change that may occur.  The PLUS Zone illustrates the leveraging effect of the leverage factor taking into account the maximum payment at maturity while the Buffer Zone illustrates the buffer effect in the event of a decline in the value of the underlying shares.  The graph is based on the following hypothetical terms:

•	stated principal amount:	$10	•	initial share price:	$100
•	leverage factor:	200%	•	buffer amount:	10%
•	minimum payment at maturity:	$0	•	maximum payment at maturity:	$12 (120% of the stated principal amount)
•	downside factor:	1.111

Where the final share price is greater than the initial share price, the payment at maturity on the Buffered PLUS reflected in the graph below is greater than the $10 stated principal amount per Buffered PLUS, but in all cases is subject to the maximum payment at maturity.

Where the final share price is less than or equal to the initial share price but has decreased by an amount less than or equal to the buffer amount from the initial share price, the payment at maturity on the Buffered PLUS reflected in the graph below is $10.

Where the final share price is less than the initial share price and has decreased by an amount greater than the buffer amount from the initial share price, the payment at maturity on the Buffered PLUS reflected in the graph below is less than the $10 stated principal amount per Buffered PLUS and reflects the downside factor of 1.111.

In the hypothetical example below, you will realize the maximum payment at maturity at a final share price of 110% of the hypothetical initial share price.  For example, for a hypothetical initial share price of $100, you would realize the maximum payment at maturity at a final share price of $110 because of the leverage factor.  You will not share in increases in the final share price above 120% of the initial share price.  In addition, because you will not receive more than the maximum payment at maturity, the effect of the leverage factor will be reduced as the final share price exceeds 110% of the initial share price.

Bear Market Buffered PLUS (Minimum Payment at Maturity = Stated Principal Amount × Buffer Amount):

Assuming an issuance of bear market Buffered PLUS linked to underlying shares with the hypothetical terms given below, the following graph illustrates the payment at maturity on each bear market Buffered PLUS for a range of hypothetical percentage changes in the underlying shares.  The graph does not illustrate every percentage change that may occur.  The PLUS Zone illustrates the leveraging effect of the leverage factor taking into account the maximum payment at maturity while the Buffer Zone illustrates the buffer effect in the event of an increase in the value of the underlying shares.  The graph is based on the following hypothetical terms:

•	stated principal amount:	$10	•	initial share price:	$100
•	leverage factor:	300%	•	buffer amount:	15% (resulting in the buffer payment of $1.50)
•	minimum payment at maturity:	$1.50	•	maximum payment at maturity:	$13 (130% of the stated principal amount)

Where the final share price is less than the initial share price, the payment at maturity on the bear market Buffered PLUS reflected in the graph below is greater than the $10 stated principal amount per bear market Buffered PLUS, but in all cases is subject to the maximum payment at maturity.

Where the final share price is greater than or equal to the initial share price but has increased by an amount less than or equal to the buffer amount from the initial share price, the payment at maturity on the bear market Buffered PLUS reflected in the graph below is $10.

Where the final share price is greater than the initial share price and has increased by an amount greater than the buffer amount from the initial share price, the payment at maturity on the bear market Buffered PLUS reflected in the graph below is less than the $10 stated principal amount per bear market Buffered PLUS, but in all cases is subject to the minimum payment at maturity, which is equal to the stated principal amount times the buffer amount in the example shown below.

In the hypothetical example below, you will realize the maximum payment at maturity at a final share price of 90% of the hypothetical initial share price.  For example, for a hypothetical initial share price of $100, you would realize the maximum payment at maturity at a final share price of $90 because of the leverage factor.  You will not share in decreases in the final share price below 70% of the initial share price.  In addition, because you will not receive more than the maximum payment at maturity, the effect of the leverage factor will be reduced as the final share price decreases below 90% of the initial share price.

PLUS linked to a basket:

For PLUS linked to a basket, it is important to note that increases in the value of one or more of the basket components may be moderated, or wholly offset, by lesser increases or declines in the value of one or more of the other basket components.

Below is an example illustrating the payment at maturity when the basket depreciates as a whole and therefore the basket performance factor is less than or equal to 1.0.

Stated principal amount = $10

The basket performance factor is less than 1.0

Basket Component	Weighting	Hypothetical Initial Value of Underlying Asset	Multiplier	Hypothetical Final Value of Underlying Asset	Percentage Change
X index	50%	500	0.1	250	- 50%
Y index	25%	100	0.25	120	+ 20%
Z exchange-traded fund	25%	$10	2.5	$13	+ 30%

Final basket value =	the sum of the products of the basket component closing values of each of the basket components on the valuation date and the applicable multiplier for each of the basket components
So, using the hypothetical basket component closing values on the valuation date above:

250 × 0.1 = 25; plus	[for X index]

120 × 0.25 = 30; plus	[for Y index]

13 × 2.5 = 32.5	[for Z exchange-traded fund]

= 87.5

Basket performance factor	=	final basket value / initial basket value

	=	87.5 / 100

	=	0.875

Payment at maturity	=	stated principal amount × basket performance factor

	=	$10 × 0.875

	=	$8.75

In the above example, Y index and Z exchange-traded fund (with a combined weighting of 50% of the basket) have each increased in value over the term of the PLUS, but the value of X index (with a weighting of 50% of the basket) has declined.  Although two out of the three basket components have increased in value over the term of the PLUS, a more significant decline in the basket component with the largest weighting offsets the appreciation in the other two basket components and, consequently, the basket performance factor is less than 1.0.  Therefore, the payment at maturity per PLUS will be less than the $10 stated principal amount and will equal $8.75.

PLUS with multiple valuation dates:

Presented below are hypothetical examples showing how the payment at maturity is calculated for bull market PLUS with multiple valuation dates.  In these examples, we have assumed that the PLUS are linked to a single underlying index with an initial index value equal to 1,000, that the leverage factor is 200%, that the maximum payment at maturity is $15.00 and that the stated principal amount is $10.

The payment at maturity is based on the final average index value, which equals the arithmetic average of the index values of the underlying index on the valuation dates (four dates in our examples below) specified in the applicable pricing supplement.  Because the value of an underlying index may be subject to significant fluctuations over the period covered by the valuation dates, it is not possible to present a chart or table illustrating the complete range of possible payments at maturity.  The examples of the hypothetical payment calculations that follow are intended to illustrate the effect of general trends in the value of an underlying index on the amount payable to you at maturity.  However, the underlying asset for any particular issuance of PLUS may not increase or decrease in accordance with any of the trends depicted by the hypothetical examples below.

The following three examples illustrate the payment at maturity on the PLUS for a range of hypothetical index values in a hypothetical issuance with four valuation dates and demonstrate the impact of basing the calculation of the payment at maturity on the final average index value.

	Example 1	Example 2	Example 3
	Index Value	Index Value	Index Value
1st Valuation Date	1,050	1,100	1,300
2nd Valuation Date	1,080	800	1,400
3rd Valuation Date	1,100	700	1,200
Final Valuation Date	1,600	1,100	1,000
Final Average Index Value:	1,207.5	925	1,225
Stated Principal Amount:	$10	$10	$10
Payment at Maturity on a $10 Stated Principal Amount:	$14.15	$9.25	$14.50

•
In Example 1, the index value increases on each valuation date and, due to the averaging of the index values over the valuation dates, the final average index value of 1,207.5 is much lower than the index value of 1,600 on the final valuation date.  At maturity, for each PLUS, the investor receives $14.15.  The return on the PLUS at maturity represents a 41.5% increase above the stated principal amount, which is less than the simple index return of 60% over the term of the PLUS.

•
In Example 2, the index value increases initially on the first valuation date, declines on the second and third valuation dates, and increases again on the final valuation date.  Due to the averaging of the index values over the valuation dates, the final average index value of 925 is lower than the index value on the final valuation date and also lower than the initial index value.  At maturity, for each PLUS, the investor receives $9.25.  The return on the PLUS at maturity represents a 7.5% loss on the stated principal amount, despite the simple index return of positive 10% over the term of the PLUS.

•
In Example 3, the index value reaches a high of 1,400 on the second valuation date and declines on subsequent valuation dates.  At maturity, the final average index value of 1,225 is higher than the index value of 1,000 on the final valuation date.  At maturity, for each PLUS, the investor receives $14.50.  The return on the PLUS at maturity represents a 45% increase above the stated principal amount, despite the simple index return of 0% over the term of the PLUS.

RISK FACTORS

The PLUS are not secured debt, are riskier than ordinary debt securities and, unlike ordinary debt securities, the PLUS generally do not pay interest or guarantee the return of principal at maturity.  The return investors realize on the PLUS is generally limited by the maximum payment at maturity.  This section describes the most significant risks relating to the PLUS.  You should carefully consider whether the PLUS are suited to your particular circumstances before you decide to purchase them.

PLUS generally do not pay interest or guarantee return of principal

The terms of the PLUS differ from those of ordinary debt securities in that we do not guarantee to pay you the principal amount of the PLUS at maturity and generally do not pay you interest on the PLUS.  Instead, at maturity you will receive for each PLUS that you hold an amount in cash based on the final value, or final average value, of the underlying asset.  If the final value or final average value of the underlying asset is less than its initial value, in the case of bull market PLUS, or is greater than its initial value, in the case of bear market PLUS, you will lose some or all of your investment.  Furthermore, if the total amount payable on the PLUS is less than the amount originally invested in the PLUS, the return on the PLUS (the effective yield to maturity) could be negative. Even if it is positive, the return payable on each security may not be enough to compensate you for any loss in value due to inflation and other factors relating to the value of money over time. Buffered PLUS offer limited protection against the loss of principal for a decline in the underlying asset up to the buffer amount and, if specified in the applicable pricing supplement, provide for a minimum payment at maturity equal to the stated principal amount times the buffer amount. Any payment on the PLUS is subject to our ability to pay our obligations as they become due.

Your appreciation potential is limited

The appreciation potential of the PLUS is generally limited by the maximum payment at maturity.  Although the leverage factor provides increased exposure to any increase, in the case of a bull market PLUS, or decrease, in the case of a bear market PLUS, in the value of the underlying asset at maturity, the payment at maturity will never exceed the maximum payment at maturity, which will be a fixed percentage over the original public offering price per PLUS.  Further, except for certain Buffered PLUS, you will be fully exposed to any decrease, in the case of a bull market PLUS, or increase, in the case of a bear market PLUS, in the value of the underlying asset at maturity.  As a result, you may lose some or all of your investment in the PLUS.

The market price of the PLUS may be influenced by many unpredictable factors

Several factors that may either offset or magnify each other, many of which are beyond our control, will influence the value of the PLUS in the secondary market and the price at which CSSU may be willing to purchase or sell the PLUS in the secondary market, including:

•	the value of the underlying asset at any time,

•	the volatility (frequency and magnitude of changes in value) of the underlying asset,

•	interest and yield rates in the market,

•	the dividend rate on the stocks constituting any underlying index, basket index or any index underlying the ETF shares (a “share underlying index”);

•	investors’ expectations with respect to the rate of inflation;

•
geopolitical conditions and economic, financial, political and regulatory or judicial events that affect the securities constituting any underlying index, basket index or share underlying index or stock markets generally and which may affect the final value (or final average value) of the underlying asset,

•
for PLUS linked to a basket, the existence of, and changes to, the degree of correlation (the extent to which the value of the basket components increase or decrease to the same degree at the same time) between the basket components;

•
the exchange rate and the volatility of the exchange rate between the U.S. dollar and foreign currencies, to the extent that any of the equity securities and the ADSs included in or composing any underlying index, underlying shares or basket components are denominated in a currency other than the currency in which such underlying index, underlying shares or basket components is denominated;

•	the time remaining to the maturity of the PLUS, and

•	any actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your PLUS prior to maturity.  For example, you may have to sell your PLUS at a substantial discount from the principal amount if, in the case of a bull market PLUS, at the time of sale or on earlier valuation dates, if any, the underlying asset is at, below or not sufficiently above its initial value or, in the case of a bear market PLUS, the underlying asset is at, above or not sufficiently below its initial value, or if market interest rates rise.

The PLUS are subject to the credit risk of Credit Suisse

Although the return on the PLUS will be based on the performance of any underlying index, underlying shares or basket components, as applicable, the payment of any amount due on the PLUS, including any applicable interest payments or redemption amount, is subject to the credit risk of Credit Suisse. Investors are dependent on Credit Suisse’s ability to pay all amounts due on the PLUS, and therefore, investors are subject to our credit risk. In addition, any decline in our credit ratings, any adverse changes in the market’s view of our creditworthiness or any increase in our credit spreads are likely to adversely affect the value of your PLUS prior to maturity.

The PLUS will not be listed on any securities exchange and secondary trading may be limited

The PLUS will not be listed on any securities exchange and there may be little or no secondary market for the PLUS.  CSSU, may, but is not obligated to, make a market in the PLUS.  Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the PLUS easily.  Because we do not expect that other broker-dealers will participate significantly in the secondary market for the PLUS, the price at which you may be able to trade your PLUS is likely to depend on the price, if any, at which CSSU is willing to transact.  If CSSU were not to make a market in the PLUS, it is likely that there would be no secondary market for the PLUS.  Accordingly, you should be willing to hold your PLUS to maturity.

The PLUS are not designed to be short-term trading instruments

The price at which you will be able to sell your PLUS prior to maturity (including to us or our affiliates), if at all, may be at a substantial discount from their principal amount, even in cases where the underlying index, underlying shares or basket components have appreciated, in the case of bull market PLUS, or depreciated, in the case of bear market PLUS, during the term of the PLUS. The potential returns described in the applicable pricing supplement assume that your PLUS, which are not designed to be short-term trading instruments, are held to maturity. You should be willing and able to hold your PLUS to maturity.

If the level of any underlying index, underlying share or basket component changes, the market value of your PLUS may not change in the same manner

Investing in the PLUS is not equivalent to investing in the underlying index, underlying shares, share underlying index or individual basket components or their component stocks. Accordingly, changes in the level of an underlying index, underlying share or basket component may not result in a comparable change in the value of the PLUS. If the level of any underlying index, underlying share  or basket component on any day has increased, the value of the PLUS may not increase comparably, if at all, or their value may even decline.

Historical performance of any underlying asset is not indicative of future performance

You can review the historical prices of the underlying asset in the section called “Historical Information” in the applicable pricing supplement.  You cannot predict the future performance of the underlying asset based on its historical performance.  The value of the applicable underlying asset may decrease, in the case of a bull market PLUS, or increase, in the case of a bear market PLUS, so that you will receive at maturity a payment that is less than the principal amount of the PLUS by an amount proportionate to the decrease or increase, respectively, in the value of the underlying asset.  In addition, there can be no assurance that the value of the underlying asset will increase or decrease, respectively, so that you will receive at maturity an amount in excess of the principal amount of the PLUS.  Nor can there be any assurance that the value of the underlying asset will not increase or decrease, respectively, beyond a specified percentage of the initial value of the underlying asset, in which case you will only receive the maximum payment at maturity.

Changes in the value of one or more of the basket components may offset each other

For PLUS linked to a basket, price movements in the basket components may not correlate with each other.  At a time when the value of one or more of the basket components increases, the value of one or more of the other basket components may not increase as much or may even decline.  Therefore, in calculating the basket closing value on any valuation date, increases in the value of one or more of the basket components may be moderated, or wholly offset, by lesser increases or declines in the value of one or more of the other basket components.  You cannot predict the future performance of any of the basket components or of the basket as a whole, or whether increases in the values of any of the basket components will be offset by decreases in the values of other basket components, based on their historical performance.

The basket components may not be equally weighted

For PLUS linked to a basket, the basket components may have different weightings in the underlying basket.  In such case, the same percentage change in two of the basket components could have different effects on the basket closing value because of the unequal weightings.  For example, if the weighting of one basket component is greater than the weighting of another basket component, a 5% decrease in the value of the basket component with the greater weighting will have a greater impact on the basket closing value than a 5% increase in the value of the basket component with the lesser weighting.

If the PLUS are linked to a basket, movements in the values of the basket components may be correlated or uncorrelated

High correlation of movements in the value of the basket components during periods of negative or positive returns among the basket components could have an adverse effect on your return on the Bull Market PLUS or Bear Market PLUS, as applicable. However, the movements in the value of the basket components may become uncorrelated in the future. Accordingly, at a time when the return of one or more of the basket components increases, the return of the other basket components may not increase as much or may even decline. See “—Changes in the value of one or more of the basket components may offset each other” above.

In the case of PLUS with multiple valuation dates, the PLUS may pay less than the stated principal amount at maturity even where the value of the underlying asset on the final valuation date is higher than its initial value

For bull market PLUS with multiple valuation dates, you will receive a payment at maturity that is greater than the stated principal amount of the PLUS only if the arithmetic average of the values of the underlying asset on each of the valuation dates is greater than its initial value.  A value of the underlying asset which is higher than its initial value on any one valuation date may be partially or entirely offset by a value of the underlying asset which is lower than its initial value on any other valuation date.  Consequently, it is possible that you will receive at maturity an amount less than the stated principal amount for each PLUS you hold, even if the underlying asset has appreciated substantially as of the final valuation date.

For bear market PLUS with multiple valuation dates, you will receive a payment at maturity that is greater than the stated principal amount of the PLUS only if the arithmetic average of the values of the underlying asset on each of the valuation dates is less than its initial value.  A value of the underlying asset which is less than its initial value on any one valuation date may be partially or entirely offset by a value of the underlying asset which is greater than its initial value.  Consequently, it is possible that you will receive at maturity an amount less than the stated principal amount for each PLUS you hold, even if the underlying asset has depreciated substantially as of the final valuation date.

The inclusion in the original issue price of each agent’s commission and the estimated cost of hedging our obligations under the PLUS through one or more of our affiliates is likely to adversely affect the value of the PLUS prior to maturity

While the payment at maturity will be based on the full principal amount of your PLUS as described in the applicable pricing supplement, the original issue price of the PLUS includes each agent’s commission and the estimated cost of hedging our obligations under the PLUS through one or more of our affiliates. Such original issue price includes the profit our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which CSSU will be willing to purchase the PLUS from you in secondary market transactions, if at all, will likely be lower than the original issue price. In addition, any such prices may differ from values determined by pricing models used by CSSU, a result of such compensation or other transaction costs.

Adjustments to the underlying index or any basket index could adversely affect the value of the PLUS

The underlying index publishers are responsible for calculating and maintaining the underlying index or any basket index.  Underlying index publishers can add, delete or substitute the stocks constituting the underlying index or any basket index or make other methodological changes that could change the value of the underlying index or any basket index.  Any of these actions could adversely affect the value of the PLUS.  The underlying index publishers have no obligation to consider your interests in calculating or revising the underlying index or any basket index.

The underlying index publishers may discontinue or suspend calculation or publication of the underlying index or basket index at any time.  In these circumstances, Credit Suisse International, as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued index.  could have an economic interest that is different than that of investors in the PLUS insofar as, for example, the calculation agent is permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates.  If the calculation agent determines that there is no appropriate successor index, at maturity the payout on the PLUS will be an amount based on the the level for the underlying index or basket index as at the valuation time on the valuation date as determined by the calculation agent in its sole discretion in accordance with the formula for and method of calculating such underlying index or basket index last in effect prior to that change or failure, but using only those components that comprised such underlying index or basket index immediately prior to that change or failure.

Adjustments to the ETF shares or to the share underlying index could adversely affect the value of the PLUS

The index publisher of a share underlying index is responsible for calculating and maintaining such index.  Such index publisher can add, delete or substitute the stocks underlying the share underlying index or make other methodological changes that could change the value of the share underlying index.  In addition, pursuant to its investment strategy or otherwise, the investment adviser of the exchange-traded fund relating to the ETF shares may add, delete or substitute the stocks composing such exchange-traded fund.  Any of these actions could adversely affect the price of the ETF shares and, consequently, the value of the PLUS.

In some circumstances, the payment you receive on the PLUS may be based on equity securities that are not the equity securities of the original exchange-traded funds

In some circumstances, for PLUS linked to the performance of exchange-traded funds, the payment you receive on the PLUS may be based on the shares of an exchange-traded fund or the equity securities (or ADSs, as applicable) of one or more companies that are not the original exchange-traded fund. Following certain corporate events relating to the exchange-traded fund where the exchange-traded fund is not the surviving entity, a portion of the amount you receive at maturity may be based on the equity securities of a successor to the original exchange-traded fund, or on cash or any other assets distributed to holders of the original shares of the exchange-traded fund as a result of such corporate event. The occurrence of corporate events and the consequent adjustments may materially and adversely affect the value of the PLUS. We describe the specific corporate events that can lead to these adjustments in the sections of this product supplement called “Description of the PLUS—Antidilution Adjustments for PLUS linked to Exchange-Traded Funds.”

The ETF shares are different from the share underlying index

The performance of any ETF shares may not exactly replicate the performance of the relevant share underlying index because the exchange-traded fund relating to the ETF shares will reflect transaction costs and fees that are not included in the calculation of the share underlying index.  It is also possible that such exchange-traded fund may not fully replicate or may in certain circumstances diverge significantly from the performance of the share underlying index due to the temporary unavailability of certain securities in the secondary market, the performance of any derivative instruments contained in such exchange-traded fund, differences in trading hours between such exchange-traded fund and the share underlying index or due to other circumstances.  Additionally, the investment adviser of such exchange-traded fund may have authorization to invest up to a certain percentage of such exchange-traded fund’s assets in shares of other exchange-traded funds that seek to track the performance of equity securities of similar constituent countries or industries of the share underlying index.

In addition, an exchange-traded  fund generally does not hold all or substantially all of the stocks included in its share underlying index but instead invests in a representative sample of the stocks included in share underlying index for such fund. Finally, the performance of a fund and of its share underlying index will generally vary due to transaction costs, certain corporate actions and timing variances.

Imperfect correlation between the stocks held by an exchange-traded fund and the stocks included in such exchange-traded  fund’s share underlying index; the performance of the shares of other funds, if applicable; rounding of prices; changes to an exchange-traded fund’s share underlying index; and changes to regulatory policies, may cause the performance of an exchange-traded fund to differ from the performance of the share underlying index for such exchange-traded fund. In addition, because shares of funds are traded on exchanges and are subject to market supply and investor demand, the market value of one share of a fund may differ from its net asset value per share and the shares of a fund may trade at, above or below their net asset value per share.

Because of the potential discrepancies identified above, the return on an exchange-traded fund may correlate imperfectly with the return on such exchange-traded fund’s share underlying index.

The antidilution adjustments the calculation agent is required to make do not fully cover every event that could affect the ETF shares

Credit Suisse International, as calculation agent, will adjust the amount payable at maturity for certain events affecting any ETF shares.  However, the calculation agent will not make an adjustment for every event that could affect the ETF shares.  If an event occurs that does not require the calculation agent to adjust the amount payable at maturity or if an adjustment is made but such adjustment does not fully reflect the economics of such event, the market price of the PLUS may be materially and adversely affected.

There are risks associated with investments in PLUS linked to the value of indices of foreign equity securities

Investments in PLUS linked to the value of indices of foreign equity securities involve risks associated with the foreign securities market, including volatility, governmental intervention and cross-shareholdings among companies in the foreign index.  Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies.

The prices of securities in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws.  Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.  Moreover, the economies in such countries may differ favorably or unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

PLUS linked to certain indices are subject to currency exchange risk

For certain indices, the prices of the component securities are converted into U.S. dollars for purposes of calculating the index value.  Holders of PLUS linked to such indices will be exposed to currency exchange rate risk with respect to each of the currencies represented in the relevant indices.  An investor’s net exposure will depend on the extent to which the currencies of the securities included in the relevant index strengthen or weaken against the U.S. dollar and the relative weight of each of those securities within the overall index.  If, taking into account such weighting, the dollar strengthens against the component currencies, the value of the relevant index will be adversely affected and the payment at maturity of the PLUS may be reduced.

Of particular importance to potential currency exchange risk are:

•	existing and expected rates of inflation;

•	existing and expected interest rate levels;

•	the balance of payments; and

•	the extent of governmental surpluses or deficits in the countries represented in the relevant index and the United States.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of the countries represented in the relevant index and the United States and other countries important to international trade and finance.

There may be potential conflicts of interest

We and/or our affiliates may from time to time buy or sell futures contracts related to any component included in or composing any underlying index, underlying shares or basket component or derivative instruments related to any underlying index, underlying shares or basket component for our or their own accounts in connection with our or their normal business practices. These transactions could affect the price of such components or the value of any underlying index, underlying shares or basket component, and thus affect the value of the PLUS.

In addition, because Credit Suisse International, which is initially acting as the calculation agent for the PLUS, is an affiliate of ours, potential conflicts of interest may exist between the calculation agent and you, including with respect to certain determinations and judgments that the calculation agent must make in determining amounts due to you.

We and our affiliates may, now or in the future, engage in business with the issuers of any equity securities included in or composing an underlying index, underlying shares or basket component, including providing advisory services. These services could include investment banking and mergers and acquisitions advisory services. These activities could present a conflict of interest between us or our affiliates and you. In the course of our business, we or our affiliates may acquire material nonpublic information about one or more of the underlying index, underlying shares or basket component, and we will not disclose such information to you. In addition, we or our affiliates may have also published and may in the future publish research reports regarding an underlying index, underlying shares or basket component or some or all of the components included in or composing an underlying index, underlying shares or basket component. This research is modified periodically without notice and may express opinions or provide recommendations that may affect the market price of the components included in such underlying index, underlying shares or basket component and/or the level of such underlying index, underlying shares or basket component and, consequently, the price of the PLUS and the amount of any payment on the PLUS. Any research, opinions or recommendations expressed by us or our affiliates or agents may not be consistent with each other and may be modified from time to time without notice. You, as an investor in the PLUS, should make your own investigation into any underlying index, underlying shares or basket component.

Furthermore, we or our affiliates may serve as issuer, agent or underwriter for additional issuances of PLUS with returns linked to (or related to spreads between) any underlying index, underlying shares or basket component.

By introducing competing products into the marketplace in this manner, we or our affiliates could adversely affect the value of the PLUS.

Investing in the PLUS is not equivalent to investing in the underlying asset

Investing in the PLUS is not equivalent to investing in the underlying index, underlying shares, share underlying index or individual basket components or their component stocks.  As an investor in the PLUS, you will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to any underlying shares or to the stocks that constitute the underlying index, any basket index or any share underlying index.

Our hedging activity may affect the market value of any underlying index, underlying shares or basket component or the components included in or composing any underlying index, underlying shares or basket component, and therefore the value of the PLUS

We expect to hedge our obligations under the PLUS through one or more of our affiliates. This hedging activity will likely involve trading in one or more of the underlying index, underlying shares or basket components or the components included in or composing any such underlying index, underlying shares or basket component, as applicable, or in other instruments, such as options, swaps or futures, based upon the underlying index, underlying shares or basket component or the components included in or composing such underlying index, underlying shares or basket component.  This hedging activity could affect the value of any underlying index, underlying shares or basket component, and therefore the value of the PLUS. Moreover, this hedging activity may result in us or our affiliates receiving a profit, even if the value of the PLUS declines. Assuming no change in market conditions or any other relevant factors, the price, if any, at which CSSU is willing to purchase the PLUS in secondary market transactions will likely be lower than the original issue price, since the original issue price included, and secondary market prices are likely to exclude, commissions paid with respect to the PLUS, as well as the projected profit included in the cost of hedging our obligations under the PLUS. In addition, any such prices may differ from values determined by pricing models used by CSSU, as a result of dealer discounts, mark-ups or other transaction costs.

The offering of the PLUS does not constitute an expression of our view about, or a recommendation of, any underlying index, underlying share or basket component

The offering of the PLUS is not an expression of our views about how any underlying index, underlying share or basket component will perform in the future or as a recommendation to invest (directly or indirectly, by taking a long or short position) in any underlying index, underlying share or basket component. As a global financial institution, we and our affiliates may, and often do, have positions (long, short or both) in one or more of the underlying indices, underlying shares or basket components that conflict with an investment in the PLUS. See “—The calculation agent, a subsidiary of the issuer, will make determinations with respect to the PLUS, and there may be potential conflicts of interest” for some examples of potential conflicting positions we may have. You should undertake an independent determination of whether an investment in the PLUS is suitable for you in light of your particular situation, including your specific investment objectives, risk tolerance and financial resources.

We, our affiliates or agents may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the PLUS and any such research, opinions or recommendations could affect the level of any underlying index, underlying share, or basket component to which the PLUS are linked or the value of the PLUS

We, our affiliates or agents may publish research from time to time on financial markets and other matters that may influence the value of the PLUS, and we may express opinions or provide recommendations that are inconsistent with purchasing or holding the PLUS. Any research, opinions or recommendations expressed by us, our affiliates or agents may not be consistent with each other and may be modified from time to time without notice. Any such research opinions or recommendations could affect the level of the applicable underlying index, underlying share or basket component in the market and therefore the value of the PLUS.

We have not participated, and will not participate, in the preparation of, or independently verified, the public information provided on any underlying index, underlying shares or basket component is accurate or complete

All disclosure contained in the applicable pricing supplement and/or any accompanying underlying supplement will be derived from publicly available documents and other publicly available information. Unless otherwise specified in the applicable pricing supplement, we have not participated, and will not participate, in the preparation of such documents or made any due diligence inquiry with respect to any underlying index, underlying shares or basket component in connection with the offering of the PLUS. Furthermore, we cannot give any assurance that all events occurring prior to the date of the applicable pricing supplement, including events that would affect the accuracy or completeness of public information or filings of any such underlying index, underlying shares or basket component, will have been publicly disclosed. Subsequent disclosure of any of those events or the disclosure of or failure to disclose material future events concerning an underlying index, underlying shares or basket component could affect the amount of any payment due on the PLUS. Any prospective purchaser of the PLUS should undertake an independent investigation of the one or more underlying indices, underlying shares or basket components to which the PLUS are linked as in its judgment is appropriate to make an informed decision with respect to an investment in the PLUS.

You have no rights against any sponsor, relevant exchange, or if any underlying index, underlying shares or basket component includes or is composed of equity-based components, any issuers of the equity securities that compose such underlying index, underlying shares or basket component

You will have no rights against any index creator, index calculation agent or sponsor, as applicable, of any index  (an “index sponsor”) or the investment advisor or manager of any exchange-traded fund (a “fund sponsor,” and together with the “index sponsor,” a “sponsor”), any relevant exchange or, if any underlying index, underlying shares or basket component is comprised of equity components, the issuers of any equity securities that compose such underlying index, underlying shares or basket component. The PLUS are not sponsored, endorsed, sold or promoted by any such sponsor, relevant exchange or issuer. No such sponsor, relevant exchange or issuer has passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the PLUS. No such sponsor, relevant exchange or issuer makes any representation or warranty, express or implied, to you or any member of the public regarding the advisability of investing in securities generally or the PLUS in particular, or the ability of any underlying index, underlying share or basket component to track general market performance.

Unless otherwise provided in the applicable pricing supplement, any such sponsor’s only relationship to us is in the licensing of trademarks or service marks and certain trade names and the use of such underlying index, underlying shares or basket component, which is determined, composed and calculated by such sponsor without regard to us or the PLUS. No such sponsor, relevant exchange or issuer is responsible for, and none of them has participated in the determination of, the timing, prices or quantities of the PLUS to be issued or in the determination or calculation of the equation by which any amount due on the PLUS is to be determined. No such sponsor, relevant exchange or issuer has any liability in connection with the administration, marketing or trading of the PLUS. No such sponsor, relevant exchange or issuer has any obligation to take our interests or yours into consideration for any reason.

We and our affiliates generally do not have any affiliation with any relevant exchange, underlying index, underlying shares, basket component, issuer of any equity based components or sponsor and are not responsible for its public disclosure of information

Unless otherwise specified in the applicable pricing supplement, we and our affiliates generally are not affiliated with any relevant exchange, underlying index, underlying shares, basket component, issuer of any equity based components or sponsor in any way (except for licensing arrangements) and have no ability to control or predict its actions, including any errors in or discontinuance of disclosure regarding its methods or policies.

Neither we nor any of our affiliates assumes any responsibility for the adequacy or accuracy of the information about any underlying index, underlying shares, basket component, issuer of any equity based components or sponsor contained in any public disclosure of information. You, as an investor in the PLUS, should make your own investigation into the underlying index, underlying shares, basket component or its sponsor.

Unless otherwise specified in the applicable pricing supplement, we are not currently affiliated with any company included in any underlying index, underlying shares or basket component with the exception of the MSCI EAFE® Index

Unless otherwise specified in the applicable pricing supplement, we are not currently affiliated with any of the companies whose equity securities comprise any underlying index, underlying shares or basket component, with the exception of the MSCI EAFE® Index. We are currently one of the companies that make up the MSCI EAFE® Index, but we are not affiliated with any of the other companies whose stock is included in the MSCI EAFE® Index. In the case of PLUS linked to the MSCI EAFE® Index, we will have no ability to control the actions of the other companies that constitute such index, including actions that could affect the value of the equity securities underlying the MSCI EAFE® Index. None of the money you pay us will go to the sponsor of the MSCI EAFE® Index or any of the other companies included in the MSCI EAFE® Index and none of those companies will be involved in the offering of the PLUS in any way.

The PLUS may be linked to a price return index or an excess return index, and not a total return index

The PLUS may be linked to a price return index or an excess return index and not a total return index. A price return index is designed to reflect the prices of the components included in such index. An excess return index reflects the returns that are potentially available through an investment in the contracts composing such index. By contrast, a total return index reflects, in addition to the returns reflected by the excess return version of such index, the interest that could be earned on funds committed to the trading of the underlying futures contracts. Therefore, any payment due to you could be less than such payment would have been if the PLUS were linked to a total return index. The relevant pricing supplement will specify, if applicable, whether the PLUS are linked to a price return index, an excess return index or a total return index.

Even if the components included in an underlying index, held by an exchange-traded fund or included in a share underlying index are all part of the same industry or asset class, such components are not necessarily representative of that industry or asset class

Even if an underlying index, exchange-traded fund or basket component purports to be representative of a particular industry or asset class, the performance of such underlying index, exchange-traded fund or basket component may not correlate with the performance of the entire industry. An underlying index, exchange-traded fund or basket component may decline in value even if the industry or asset class as a whole rises in value. Furthermore, one or more of the issuers of any equity securities included in an underlying index, exchange-traded fund or basket component may engage in new lines of business unrelated to the particular industry or cease to be involved in lines of business in the particular industry. The equity securities included in an underlying index, exchange-traded fund or basket component may not vary even if one or more of the issuers of such equity securities are no longer involved in the particular industry.

The PLUS may be subject to concentration risk

If any underlying index, underlying shares or basket component or its components are concentrated in a single or a limited number of industry sectors, asset classes or geographical regions, you will not benefit, with respect to such underlying index, underlying shares or basket component, from the advantages of a diversified investment. You will bear the risks of a concentrated investment, including the risk of greater volatility than may be experienced in connection with a diversified investment, and the value of the PLUS may be more adversely affected by a single economic, political, regulatory or other occurrence affecting an industry sector, asset class or geographic region. You should be aware that other investments may be more diversified than the PLUS in terms of the number and variety of industry sectors, asset classes or geographical regions.

Market disruptions may adversely affect your return

The calculation agent may, in its discretion, determine that markets have been affected in a manner that prevents it from properly valuing any underlying index, underlying share or basket component on any day during the term of the PLUS or from calculating the amount of any payment due on the PLUS. These events may include disruptions or suspensions of trading in the markets as a whole. If the calculation agent, in its discretion, determines that a market disruption event has occurred, it is possible that one or more of the valuation dates and the maturity date will be postponed, and your return could be adversely affected. No interest or other payment will be payable as a result of such postponement. For additional information, see “Description of PLUS—Postponement of Valuation Date(s)”.

There is no assurance that an active trading market will continue for any underlying index, underlying share, basket component or any component included in or composing such underlying index, underlying share or basket component, or that there will be liquidity in the trading market

Although the underlying index, underlying share or basket component to which your PLUS may be linked may trade on various exchanges and a number of similar securities or products may have been traded on other exchanges for varying periods of time, there is no assurance that an active trading market will continue for such underlying index, underlying share, basket component or any component underlying included in or composing such underlying index, underlying share or basket component, or that there will be liquidity in the trading market. Even if there is an active trading market, there may not be enough liquidity to allow such underlying index, underlying shares, basket component or any component underlying included in or composing such underlying index, underlying shares or basket component to trade easily at which point the value of the PLUS may be adversely affected.

Our right to use an underlying index or basket index may be suspended or terminated

If the PLUS are linked to an underlying index or basket index, we have been granted, or will be granted, a non-exclusive right to use such underlying index or basket index and related trademarks in connection with the offering of the PLUS. If we breach our obligations under any license, the sponsor of the relevant underlying index or basket index may have the right to terminate such license. If an index sponsor chooses to terminate a license agreement with us, we may no longer have the right under the terms of the license agreement to use the relevant underlying index or basket index and related trademarks in connection with the PLUS until their maturity. If our right to use any underlying index or basket index is suspended or terminated for any reason, it may become difficult for us to determine the level of such underlying index or basket index and consequently the interest, payment at maturity or any other amounts payable on your PLUS. The calculation agent in this case will determine the relevant level of such underlying index or basket index or the fair value of the PLUS in its sole discretion.

The U.S. federal income tax consequences of an investment in the PLUS are uncertain

The U.S. federal income tax consequences of the PLUS are uncertain, and may be adverse to a holder of the PLUS.  No statutory, judicial, or administrative authority directly addresses the characterization of the PLUS or securities similar to the PLUS for U.S. federal income tax purposes.  As a result, significant aspects of the U.S. federal income tax consequences of an investment in the PLUS are not certain.  Under the terms of the PLUS, you will have agreed with us to treat the PLUS as prepaid financial contracts, with respect to the underlying, as described under “Material U.S. Federal Income Tax Consequences—Characterization of the PLUS.”  If the U.S. Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the PLUS, the timing and character of income, gain or loss with respect to the PLUS may differ.  No ruling will be requested from the IRS with respect to the PLUS and no assurance can be given that the IRS will agree with the statements made in the section entitled “Material U.S. Federal Income Tax Consequences.”  Additionally, in Notice 2008-2, the IRS and the Treasury Department stated they are considering issuing new regulations or other guidance on whether holders of an instrument such as the PLUS should be required to accrue income during the term of the instrument. Accordingly, it is possible that regulations or other guidance may be issued that require holders of the PLUS to recognize income in respect of the PLUS prior to receipt of any payments thereunder or sale thereof. Any regulations or other guidance that may be issued could result in income and gain (either at maturity or upon sale) in respect of the PLUS being treated as ordinary income. It is also possible that a Non-U.S. Holder of the PLUS could be subject to U.S. withholding tax in respect of the PLUS under such regulations or other guidance. It is not possible to determine whether such regulations or other guidance will apply to your PLUS (possibly on a retroactive basis).  More recently, on January 24, 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments.  If enacted, the effect of that legislation generally would be to require instruments such as the PLUS to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions.

YOU ARE URGED TO CONSULT WITH YOUR OWN TAX ADVISOR REGARDING ALL ASPECTS OF THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF INVESTING IN THE PLUS.

CREDIT SUISSE AG

Credit Suisse AG (“Credit Suisse”), a corporation established under the laws of, and licensed as a bank in, Switzerland, is a wholly owned subsidiary of Credit Suisse Group AG. Credit Suisse’s registered head office is in Zurich, and it has additional executive offices and principal branches located in London, New York, Hong Kong, Singapore and Tokyo. Credit Suisse’s registered head office is located at Paradeplatz 8, CH-8001 Zurich, Switzerland, and its telephone number is 41-44-333-1111.

Credit Suisse may act through any of its branches in connection with the PLUS as described in this product supplement and the accompanying prospectus supplement and prospectus.

Credit Suisse, Guernsey branch, was established in 1997 in Guernsey, Channel Islands, and is, among other things, a vehicle for various funding activities of Credit Suisse. The Guernsey branch exists as part of Credit Suisse and not as a separate legal entity, although it has independent status for certain tax and Guernsey regulatory purposes.  The Guernsey branch is located at Helvetia Court, South Esplanade, St. Peter Port, Guernsey, Channel Islands, GY1 3WF, and its telephone number is 44-1481-724-605.

Credit Suisse, Nassau branch, was established in Nassau, Bahamas in 1971 and is, among other things, a vehicle for various funding activities of Credit Suisse. The Nassau branch exists as part of Credit Suisse and is not a separate legal entity, although it has independent status for certain tax and regulatory purposes. The Nassau branch is located at Shirley & Charlotte Streets, Bahamas Financial Centre, 4th Floor, P.O. Box N-4928, Nassau, Bahamas, and its telephone number is 242-356-8125.

For further information about our company, we refer you to the accompanying prospectus supplement and prospectus and the documents referred to under “Incorporation by Reference” on page S-13 of the prospectus supplement and “Where You Can Find More Information” on page 3 of the accompanying prospectus.

DESCRIPTION OF PLUS

Investors should carefully read the general terms and provisions of our debt securities in “Description of Debt Securities” in the prospectus.  This section supplements that description.  The pricing supplement will specify the particular terms for each issuance of PLUS, and may supplement, modify or replace any of the information in this section and in “Description of Debt Securities” in the prospectus.  References in this product supplement to a PLUS shall refer to the stated principal amount specified as the denomination for that issuance of PLUS in the applicable pricing supplement.

General Terms of PLUS

The PLUS are medium-term notes as described in the accompanying prospectus supplement and are linked to the performance of one or more underlying asset or basket components. The PLUS will be issued by Credit Suisse under an indenture dated March 29, 2007, as may be amended or supplemented from time to time, between us and The Bank of New York Mellon, as trustee.

The PLUS are not deposit liabilities and are not insured or guaranteed by the FDIC or any other governmental agency of the United States, Switzerland or any other jurisdiction.  Any payment on the PLUS is subject to our ability to pay our obligations as they come due.

The PLUS are our unsecured and unsubordinated obligations and will rank pari passu with all of our other unsecured and unsubordinated obligations.

The applicable pricing supplement will specify one or more underlying asset or basket components to which the PLUS are linked, and will contain certain specific information and terms of that offering. The pricing supplement may also add, update or change the information contained in this product supplement or the other offering documents.  If any information in the applicable pricing supplement is inconsistent with the other offering documents, you should rely on the information in that pricing supplement.

The PLUS will not be listed on any securities exchange.

Terms Specified in Pricing Supplements.  A pricing supplement will specify the following terms of any issuance of PLUS to the extent applicable:

•	the issue price (price to public);

•	the stated principal amount per PLUS;

•	the aggregate principal amount;

•	the denominations or minimum denominations;

•	whether the PLUS are bull market PLUS or bear market PLUS;

•	whether the PLUS are buffered;

•	the original issue date;

•	the stated maturity date and any terms related to any extension of the maturity date not otherwise set forth in this product supplement;

•	the underlying asset;

•	if the PLUS are linked to a basket, the applicable multiplier for each basket component;

•	the value of the underlying asset on the pricing date or basket setting date, as applicable;

•	the valuation date(s);

•	the leverage factor;

•	the downside factor, if applicable;

•	the maximum and/or minimum payment at maturity, if applicable;

•	the rate per year at which the PLUS will bear interest, if any, or the method of calculating that rate and the dates on which interest will be payable;

•	whether the PLUS may be redeemed, in whole or in part, at our option or repaid at your option, prior to the stated maturity date, and the terms of any redemption or repayment;

•
if any PLUS are not denominated and payable in U.S. dollars, the currency or currencies in which the principal, premium, if any, and interest, if any, will be paid, which we refer to as the “specified currency,” along with any other terms relating to the non-U.S. dollar denomination;

•	whether the PLUS will be listed on any stock exchange;

•	whether the PLUS will be issued in book-entry or certificated form;

•
if the PLUS are in book-entry form, whether the PLUS will be offered on a global basis to investors through Euroclear and Clearstream, Luxembourg as well as through the Depositary (each as defined below); and

•	any other terms on which we will issue the PLUS.

Some Definitions.  We have defined some of the terms that we use frequently in this product supplement below:

“adjustment factor” means, for PLUS linked to ETF shares, a number which is initially 1.0 on the date the PLUS are priced for initial sale to the public, and will be subject to adjustment for certain events affecting the ETF shares.  See “—Antidilution Adjustments for PLUS linked to Exchange-Traded Funds” below.

“basket” means any basket of indices and/or shares of exchange-traded funds that the PLUS may be linked to.

“basket closing value” on any date is the sum of the products of the basket component closing values of each of the basket components and the applicable multiplier for each of the basket components. In certain circumstances, the basket closing value will be based on the alternate calculation of any basket indices described under “—Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation” and/or of any basket ETFs described under “—Discontinuance of Any ETF Shares and/or Share Underlying Index; Alteration of Method of Calculation.”

“basket component” means, for any PLUS linked to a basket, each basket index or basket ETF that is included in the basket.

“basket component closing value” means, on any day, (i) the index closing value on such day for any basket index or (ii) the share closing price on such day for the shares of any basket ETF, as applicable.

“basket component setting date” means the pricing date, unless otherwise specified in the applicable pricing supplement.  If the scheduled basket component setting date is not a trading day with respect to any basket index or any basket ETF and/or there is a market disruption event on such day with respect to any basket component, then the basket component setting date solely with respect to such basket component will be the next succeeding trading day, on which there is no market disruption event with respect to such basket component.

“basket ETF” means, for PLUS linked to a basket, any component exchange-traded fund of the underlying basket.

“basket index” means, for PLUS linked to a basket, any component index of the underlying basket.

“basket setting date” means the date that is the last basket component setting date.

“buffer amount” means:

•
for bull market Buffered PLUS, the percentage specified in the applicable pricing supplement by which the final index value, final share price or final basket value, as applicable, may decline from the initial index value, initial share price or initial basket value, as applicable, before you will lose any part of the stated principal amount per Buffered PLUS; or

•
for bear market Buffered PLUS, the percentage specified in the applicable pricing supplement by which the final index value, final share price or final basket value, as applicable, may increase from the initial index value, initial share price or initial basket value, as applicable, before you will lose any part of the stated principal amount per Buffered PLUS.

“buffer payment” means an amount equal to the product of the stated principal amount and the buffer amount.

“business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.

“Clearstream, Luxembourg” means Clearstream Banking, société anonyme.

 “Depositary” means The Depository Trust Company (“DTC”), New York, New York.

“downside factor” means, for bull market Buffered PLUS, the factor specified in the applicable pricing supplement by which any percentage decline in the underlying index, underlying shares or basket, as applicable, beyond the buffer amount is multiplied.

“ETF shares” means the underlying shares or shares of any basket ETF, as applicable.

“Euroclear operator” means Euroclear Bank S.A./N.V., as operator of the Euroclear System.

“final average basket value” means, for PLUS linked to a basket with multiple valuation dates, the arithmetic average of the basket closing values on each of the valuation dates as calculated by the calculation agent on the final valuation date.

“final average index value” means, for PLUS linked to a single index with multiple valuation dates, the arithmetic average of the index closing values of the underlying index on each of the valuation dates as calculated by the calculation agent on the final valuation date.

“final average share price” means, for PLUS linked to an exchange-traded fund with multiple valuation dates, the arithmetic average of the share closing price of one ETF share, each as determined by the calculation agent on each of the valuation dates, as calculated by the calculation agent on the final valuation date.

“final basket value” means the basket closing value on the valuation date.

“final index value” means the index closing value of the underlying index on the valuation date.

“final share price” means the share closing price of one underlying share on the valuation date.

 “index closing value” means, on any underlying business day or trading day for the relevant underlying index or a basket index, as applicable, the closing value of the underlying index or a basket index, as applicable, or any successor index (as defined under “—Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation” below) determined by the calculation agent at the valuation time, which is the time at which the index sponsor of such index calculates the closing level to be published of such index on such underlying business day or trading day.  In certain circumstances, the index closing value will be based on the alternate calculation of the underlying index or basket index as described under “—Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation.”

“initial basket value” means a value set at 100 on the basket setting date, unless otherwise specified in the applicable pricing supplement.

“initial index value” means the index closing value of the underlying index on the pricing date or such other date as may be specified in the applicable pricing supplement.

“initial share price” means the share closing price of one underlying share on the pricing date or such other date as may be specified in the applicable pricing supplement.

“issue price” means the amount per PLUS specified in the applicable pricing supplement and will equal the principal amount of each PLUS, unless otherwise specified.

“leverage factor” means the percentage specified in the applicable pricing supplement.

“market disruption event” means,

(A)          in respect of an underlying index or any basket index,

(a)      the occurrence or existence of a suspension, absence or material limitation of trading of securities then constituting 20% or more of the level of such underlying index or basket index (or the successor index) on the relevant exchange for those securities for more than two hours of trading, or during the one-half hour period preceding the close of the principal trading session on such relevant exchange;

(b)      a breakdown or failure in the price and trade reporting systems of the relevant exchange for such underlying index or basket index as a result of which the reported trading prices for securities then constituting 20% or more of the level of such underlying index or basket index (or the successor index) during the one-half hour preceding the close of the principal trading session on such relevant exchange are materially inaccurate;

(c)      the occurrence or existence of a suspension, absence or material limitation of trading on the primary related exchange or market for trading in futures or options contracts related to the underlying index or basket index (or the successor index), if available, during the one-half hour period preceding the close of the principal trading session for such related exchange or market; or

(d)      a decision to permanently discontinue trading in those related futures or options contracts in each case, as determined by the calculation agent in its sole discretion; and in each case a determination by the calculation agent in its sole discretion that any event described above materially interfered with our ability or the ability of any of our affiliates to effect transactions in the components of the underlying index or basket index or any instrument related to the components of the underlying index or basket index or to adjust or unwind all or a material portion of any hedge position in the underlying index or basket index with respect to the PLUS.

For the purpose of determining whether a market disruption event with respect to a underlying index or basket index exists at any time, if trading in a security included in that underlying index or basket index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of that underlying index or basket index will be based on a comparison of (1) the portion of the level of that underlying index or basket index attributable to that security relative to (2) the overall level of that underlying index or basket index, in each case immediately before that suspension or limitation.

For the purpose of determining whether a market disruption event in respect of an underlying index or basket index has occurred:

(a)  a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or the primary exchange or market for trading in futures or options contracts related to such underlying index or basket index;

(b)  limitations pursuant to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by the NYSE, any other U.S. self-regulatory organization, the SEC or any other relevant authority of scope similar to NYSE Rule 80B) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading; and

(c)  a suspension of trading in futures or options contracts related to such underlying index or basket index by the primary exchange or market for trading in such contracts, if available, by reason of:

•	a price change exceeding limits set by such exchange or market;

•	an imbalance of orders relating to such contracts; or

•	a disparity in bid and ask quotes relating to such contracts;

will, in each such case, constitute a suspension, absence or material limitation of trading in futures or options contracts related to such underlying index or basket index; and

(d)  a “suspension, absence or material limitation of trading” on the primary related exchange or market on which futures or options contracts related to such underlying index or basket index are traded will not include any time when such exchange or market is itself closed for trading under ordinary circumstances;

in each case, as determined by the calculation agent in its sole discretion.

(B)           In respect of any ETF shares, a “market disruption event” is:

(a)      the occurrence or existence of a suspension, absence or material limitation of trading of the ETF shares on the relevant exchange for such ETF shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such relevant exchange;

(b)      a breakdown or failure in the price and trade reporting systems of the relevant exchange for such ETF shares, as a result of which the reported trading prices for such ETF shares during the last one-half hour preceding the close of the principal trading session on such relevant exchange are materially inaccurate;

(c)      the occurrence or existence of a suspension, absence or material limitation of trading on the primary related exchange or market for trading in futures or options contracts related to such ETF shares or the share underlying index, if any, for more than two hours of trading, or during the one-half hour period preceding the close of the principal trading session for such related exchange or market; or

(d)      a decision to permanently discontinue trading in those related futures or options contracts.

in each case, as determined by the calculation agent in its sole discretion; and in each case a determination by the calculation agent in its sole discretion that any event described above materially interfered with our ability or the ability of any of our affiliates to effect transactions in the ETF shares or any instrument related to such ETF shares or to adjust or unwind all or a material portion of any hedge position in the ETF with respect to the PLUS.

For the purpose of determining whether a market disruption event in respect of the ETF shares has occurred:

(a)      a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange for such ETF shares or the primary related exchange or market for trading in futures or options contracts related to such ETF shares;

(b)      limitations pursuant to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by the NYSE, any other U.S. self-regulatory organization, the SEC or any other relevant authority of scope similar to NYSE Rule 80B) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading; and

(c)      a suspension of trading in futures or options contracts related to the share underlying index or the ETF shares, if any, by the primary related exchange or market for trading in such contracts, if available, by reason of:

•	a price change exceeding limits set by such exchange or market;

•	an imbalance of orders relating to such contracts; or

•	a disparity in bid and ask quotes relating to such contracts;

will, in each such case, constitute a suspension, absence or material limitation of trading in futures or options contracts related to the share underlying index or the ETF shares; and

(d)      a “suspension, absence or material limitation of trading” on the primary related exchange or market on which futures or options contracts related to the share underlying index or the ETF shares are traded will not include any time when such exchange or market is itself closed for trading under ordinary circumstances;

in each case, as determined by the calculation agent in its sole discretion.

“maturity date” means the date specified in the applicable pricing supplement or the next succeeding business day if the scheduled maturity date is not a business day, subject to extension if the valuation date or final valuation date, as applicable, is postponed.  If the final valuation date is postponed as a result of a market disruption event or because such final valuation date is not an underlying business day for any underlying index, underlying shares or basket components as described above, then the maturity date will be postponed to the fifth business day following the final valuation date as postponed. See “—Postponement of Valuation Date(s)” above. Unless otherwise specified in the applicable pricing supplement, no interest or other payment will be payable because of any postponement of the maturity date

“maximum payment at maturity” means the amount specified as such in the applicable pricing supplement.

“minimum payment at maturity” means $0, unless otherwise specified in the applicable pricing supplement.

“multiplier” means, for PLUS linked to a basket, the fractional value assigned to each basket component so that each basket component will represent its applicable weighting in the predetermined initial basket value.  The multipliers for each of the basket components, which will be specified in the applicable pricing supplement, will be calculated by the calculation agent on the relevant basket component setting date and will remain constant for the term of the PLUS.

For example, assuming an initial basket value of 100, the multiplier for a hypothetical basket index with a 40% weighting, whose index closing value on the basket setting date was 2,000, would be calculated as follows:

2,000 × multiplier = 100 × 40%

Therefore,

multiplier = 40 / 2,000 = 0.02

“original issue date” means the date specified in the applicable pricing supplement on which a particular issuance of PLUS will be issued.

“payment at maturity” means the payment due at maturity with respect to each PLUS, as described under “—Payment at Maturity” below.

“pricing date” means the day when we price the PLUS for initial sale to the public.

“related exchange” means, (a) with respect to any underlying index or basket index, any exchange on which futures or options contracts relating to such underlying index are traded and (b) with respect to any ETF shares, any exchange on which futures or options contracts relating to such ETF shares are traded.

“relevant exchange” means, (a) with respect to the underlying index or basket index, each principal exchange on which the components included in such underlying index or basket index are traded and (b) with respect to any ETF shares, the principal exchange on which such ETF shares are traded.

“share closing price” for the ETF shares (or one unit of any other security for which a share closing price must be determined) on any underlying business day or trading day means the last reported sale price for one ETF share, regular way, of the principal trading session on such day on the New York Stock Exchange (or such other national securities exchange on which such ETF shares are listed or admitted to trading) multiplied by the adjustment factor for the ETF shares, as determined by the calculation agent in its sole discretion.  This definition of “share closing price” is subject to the provisions under “—Discontinuance of Any ETF Shares and/or Share Underlying Index; Alteration of Method of Calculation” below.

“share underlying index” means the index which the relevant ETF shares generally seek to track.

“stated principal amount” for an issuance of PLUS shall be the principal amount per PLUS, as specified in the applicable pricing supplement.

“trading day” for any underlying index, underlying shares or basket component is any day, as determined by the calculation agent in its sole discretion, on which trading is generally conducted on the relevant exchanges and related exchanges, as applicable, for such underlying index, underlying shares or basket component.

“underlying business day” for any underlying index, underlying shares or basket component is any day that is (or, but for the occurrence of a market disruption event in respect of such underlying index or ETF shares) a day on which trading is generally conducted on the relevant exchange or relevant exchanges, as applicable, or related exchanges for such underlying index, underlying shares or basket component (each as defined herein), other than a day on which one or more of such relevant exchanges and related exchanges is scheduled to close prior to their regular weekday closing time.

“underlying index” means the index specified in the applicable pricing supplement, the performance of which underlies the PLUS.

“underlying index publisher” means the publisher of the applicable underlying index or basket index.

“underlying shares” means the shares of the exchange-traded fund specified in the applicable pricing supplement, the performance of which underlies the PLUS.

“valuation date” or “valuation dates” with respect to an issuance of PLUS will be specified in the applicable pricing supplement, or, for each underlying index, underlying shares or basket component, the next succeeding underlying business day for such underlying index, underlying shares or basket component if the scheduled valuation date is not an underlying business day for such underlying index, underlying shares or basket component, subject to the market disruption provisions described under “—market disruption events” herein.  If there is only one valuation date, the final index value, final share price or final basket value, as applicable, will be determined on that valuation date.  If there are multiple valuation dates, then the final average index value, final average share price or final average basket value, as applicable, will be determined on the last valuation date, which we refer to as the “final valuation date.”

“weighting” of a basket component in a basket means the percentage of the whole basket initially assigned to such basket component.  The weightings will be specified in the applicable pricing supplement.

References in this product supplement to “U.S. dollar,” or “U.S.$” or “$” are to the currency of the United States of America.

In this “Description of PLUS,” references to the underlying index, a basket index or share underlying index will include the index or indices specified in the applicable pricing supplement and any successor index or indices, unless the context requires otherwise.

Other terms of the PLUS are described in the following paragraphs.

Payment at Maturity

At maturity, upon delivery of the PLUS to the trustee, we will pay with respect to each PLUS an amount in cash equal to:

•	for a bull market PLUS,

•
if the final index value (or final average index value), final share price (or final average share price) or final basket value (or final average basket value), as applicable, is greater than the initial index value, initial share price or initial basket value, as applicable, the lesser of (a) the stated principal amount plus the leveraged upside payment and (b) the maximum payment at maturity, or

•
if the final index value (or final average index value), final share price (or final average share price) or final basket value (or final average basket value), as applicable, is less than or equal to the initial index value, initial share price or initial basket value, the stated principal amount times the index performance factor, share performance factor or basket performance factor, as applicable.

•	for a bear market PLUS,

•
if the final index value (or final average index value), final share price (or final average share price) or final basket value (or final average basket value), as applicable, is less than the initial index value, initial share price or initial basket value, as applicable, the lesser of (a) the stated principal amount plus the enhanced downside payment and (b) the maximum payment at maturity, or

•
if the final index value (or final average index value), final share price (or final average share price) or final basket value (or final average basket value), as applicable, is greater than or equal to the initial index value, initial share price or initial basket value, as applicable, the stated principal amount minus the upside reduction amount, subject to the minimum payment at maturity.

where,

leveraged upside payment	=	stated principal amount per PLUS	×	leverage factor	×	index percent increase

OR

stated principal amount per PLUS	×	leverage factor	×	share percent increase

OR

stated principal amount per PLUS	×	leverage factor	×	basket percent increase

and,

enhanced downside payment	=	stated principal amount per PLUS	×	leverage factor	×	index percent decrease

OR

stated principal amount per PLUS	×	leverage factor	×	share percent decrease

OR

stated principal amount per PLUS	×	leverage factor	×	basket percent decrease

and,

upside reduction amount	=	stated principal amount per PLUS	×	index percent increase

OR

stated principal amount per PLUS	×	share percent increase

OR

stated principal amount per PLUS	×	basket percent increase

, in each case, depending on whether the PLUS are linked to a single index, exchange-traded fund or a basket.
and where,

index percent increase	=	final index value – initial index value
initial index value

share percent increase	=	final share price – initial share price
initial share price

basket percent increase	=	final basket value – initial basket value
initial basket value

index percent decrease	=	initial index value – final index value
initial index value

share percent decrease	=	initial share price – final share price
initial share price

basket percent decrease	=	initial basket value – final basket value
initial basket value

index performance factor	=	final index value
initial index value

share performance factor	=	final share price
initial share price

basket performance factor	=	final basket value
initial basket value

•	for a bull market Buffered PLUS,

•
if the final index value (or final average index value), final share price (or final average share price) or final basket value (or final average basket value), as applicable, is greater than the initial index value, initial share price or initial basket value, as applicable, the lesser of (a) the stated principal amount plus the leveraged upside payment and (b) the maximum payment at maturity,

•
if the final index value (or final average index value), final share price (or final average share price) or final basket value (or final average basket value), as applicable, is less than or equal to the initial index value, initial share price or initial basket value, as applicable, but has decreased by an amount less than or equal to the buffer amount, the stated principal amount,

•
if the final index value (or final average index value), final share price (or final average share price) or final basket value (or final average basket value), as applicable, is less than the initial index value, initial share price or initial basket value, as applicable, and has decreased by an amount greater than the buffer amount, the payment at maturity will be based on different formulas, depending on whether there is a minimum payment at maturity or not, which are as follows:

➢
if there is a minimum payment at maturity, it will equal the product of the stated principal amount and the buffer amount, and the payment at maturity will be the sum of (a) the stated principal amount times the index performance factor, share performance factor or basket performance factor, as applicable and (b) the minimum payment at maturity.

♦
This payment will be less than the stated principal amount; however, the payment at maturity for each stated principal amount of Buffered PLUS will not be less than the minimum payment at maturity, which will be the stated principal amount times the buffer amount.

➢
if there is no minimum payment at maturity, the payment at maturity will be the sum of (a) the stated principal amount and (b) the product of (i) stated principal amount, (ii) index return, share return or basket return, as applicable, plus buffer amount and (iii) the downside factor.

where, in addition to the terms defined above,

index return	=	final index value – initial index value initial index value	;

share return	=	final share price – initial share price initial share price	;

basket return	=	final basket value – initial basket value initial basket value	;

which, in this scenario, will be a negative number.

Because in this scenario the sum of the index return, share return or basket return, as applicable, and the buffer amount will be less than zero, the payment at maturity will be less than the stated principal amount and may be zero.

•	for a bear market Buffered PLUS,

•
if the final index value (or final average index value), final share price (or final average share price) or final basket value (or final average basket value), as applicable, is less than the initial index value, initial share price or initial basket value, as applicable, the lesser of (a) the stated principal amount plus the enhanced downside payment and (b) the maximum payment at maturity,

•
if the final index value (or final average index value), final share price (or final average share price) or final basket value (or final average basket value), as applicable, is greater than or equal to the initial index value, initial share price or initial basket value, as applicable, but has increased by an amount less than or equal to the buffer amount, the stated principal amount, or

•
if the final index value (or final average index value), final share price (or final average share price) or final basket value (or final average basket value), as applicable, is greater than the initial index value, initial share price or initial basket value, as applicable, and has increased by an amount greater than the buffer amount, the payment at maturity will be the sum of (a) the stated principal amount minus the upside reduction amount and (b) the buffer payment, subject to the minimum payment at maturity, which will be $0, unless otherwise specified in the applicable pricing supplement.

♦	This payment will be less than the stated principal amount and may be zero.

Postponement of Valuation Date(s)

If the calculation agent determines that a market disruption event exists in respect of any underlying index, underlying shares or basket component on a valuation date, then that valuation date will be postponed in respect of such underlying index, underlying shares or basket component to the first succeeding underlying business day for such underlying index, underlying shares or basket component on which the calculation agent determines that no market disruption event exists in respect of such underlying index, underlying shares or basket component, unless the calculation agent determines that a market disruption event exists in respect of such underlying index, underlying shares or basket component on each of the five underlying business days for such underlying index, underlying shares or basket component immediately following the scheduled valuation date. In that case, (a) the fifth succeeding underlying business day for such underlying index, underlying shares or basket component following the scheduled valuation date will be deemed to be such valuation date for such underlying index, underlying shares or basket component, notwithstanding the market disruption event in respect of such underlying index, underlying shares or basket component, and

•
for any underlying index or basket index: the calculation agent will determine the closing level for such underlying index or basket index on that deemed valuation date in accordance with the formula for and method of calculating such underlying index or basket index last in effect prior to the commencement of the market disruption event in respect of such underlying index or basket index using exchange-traded prices on the relevant exchanges (as determined by the calculation agent in its sole discretion) or, if trading in any component comprising the index has been materially suspended or materially limited, the calculation agent’s good faith estimate of the prices that would have prevailed on the relevant exchanges (as determined by the calculation agent in its sole discretion) but for the suspension or limitation, as of the valuation time on that deemed valuation date, of each component comprising such index (subject to the provisions described under “—Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation” herein).

•
for any underlying shares or basket ETF: the calculation agent will determine the closing level for such ETF on that deemed valuation date using its good faith estimate of the settlement price of such ETF shares that would have prevailed on the relevant exchange for such ETF but for the occurrence of a market disruption event (subject to the provisions described under “—Discontinuance of Any ETF Shares and/or Share Underlying Index; Alteration of Method of Calculation” herein).

For issuances of PLUS that have multiple consecutive valuation dates:  if two or more valuation dates are specified in the applicable pricing supplement and a market disruption event exists in respect of an underlying index, underlying shares or basket component on one of such valuation dates (the “disrupted valuation date”), all of the valuation dates that are scheduled to occur on consecutive underlying business days following such disrupted valuation date, if any, in respect of the underlying index, underlying shares or basket component will be postponed by the corresponding number of days by which such disrupted valuation date is postponed as a result of such market disruption event.

The valuation date for any underlying index, underlying shares or basket component not affected by a market disruption event will be the scheduled valuation date for such underlying index, underlying shares or basket component.

If the final valuation date is postponed as a result of a market disruption event or because such final valuation date is not an underlying business day for any underlying index, underlying shares or basket component as described above, then the maturity date will be postponed to the fifth business day following the final valuation date as postponed.

The calculation agent will be solely responsible for the determination and calculation of any adjustments to any underlying index, underlying shares or basket component and of any related determinations and calculations with respect to any event described above and its determinations and calculations will be conclusive absent manifest error.

Antidilution Adjustments for PLUS linked to Exchange-Traded Funds

The adjustment factor for ETF shares will initially be set to 1.0 and will be adjusted as specified below. No adjustments to an adjustment factor will be required other than those specified below. The calculation agent will not be required to make any adjustments to any adjustment factor after the close of business on the final valuation date. The required adjustments specified below do not cover all events that could affect the price or level of any underlying shares.

No adjustment to the adjustment factor for an ETF will be required unless such adjustment would require an increase or decrease of at least 1% of such adjustment factor, but any adjustment that would otherwise be required to be made will be carried forward and taken into account in any subsequent adjustment of such adjustment factor.

The calculation agent will be solely responsible for the determination and calculation of any adjustments to the adjustment factor for any ETF shares and of any related determinations and calculations with respect to any event described below and its determinations and calculations will be conclusive absent manifest error.

Share splits and reverse share splits

If the ETF shares are subject to a share split or reverse share split, then once such split has become effective, the adjustment factor for such ETF shares will be adjusted so that the new adjustment factor for such ETF shares equals the product of:

•	the prior adjustment factor for such ETF shares and

•
the number of shares that a holder of one ETF share before the effective date of the share split or reverse share split would have owned or been entitled to receive immediately following the applicable effective date.

Share dividends or distributions

If the ETF shares are subject to a (i) share dividend, i.e., an issuance of additional shares of such ETF that is given ratably to all or substantially all holders of the ETF shares or (ii) distribution of ETF shares as a result of the triggering of any provision of the corporate charter of such ETF, then, once the dividend or distribution has become effective and ETF shares are trading ex-dividend, the adjustment factor for the ETF shares will be adjusted so that the new adjustment factor for ETF shares equals the prior adjustment factor for ETF shares plus the product of:

•	the prior adjustment factor for the ETF shares, and

•	the number of additional shares issued in the share dividend or distribution with respect to one ETF share.

Non-cash distributions

If an ETF distributes shares of capital stock, evidences of indebtedness or other assets or property of such ETF to all or substantially all holders of the ETF shares (other than (i) share dividends or distributions referred to under “—Share dividends or distributions” above and (ii) cash dividends referred to under “—Extraordinary cash dividends or distributions” below), then, once the distribution has become effective and the ETF shares are trading ex-dividend, the adjustment factor for the ETF shares will be adjusted so that the new adjustment factor for such ETF shares equals the product of:

•	the prior adjustment factor for such ETF shares, and

•
a fraction, the numerator of which is the “current market price” of one ETF share and the denominator of which is the amount by which such “current market price” exceeds the “fair market value” of such distribution.

With respect to ETF shares, the “current market price” means the closing level of one ETF share on the underlying business day immediately preceding the ex-dividend date of the distribution requiring an adjustment to the adjustment factor for such ETF shares.

With respect to ETF shares, the “ex-dividend date” with respect to a dividend or other distribution on the ETF shares means the first trading day for an ETF on which transactions of those ETF shares trade on the relevant exchange for ETF shares without the right to receive that dividend or other distribution.

With respect to ETF shares, the “fair market value” of a distribution on the ETF shares means the value of the property distributed in respect of one EFT share in such distribution on the ex-dividend date for such distribution, as determined by the calculation agent in its sole discretion. If such distribution consists of property traded on the ex-dividend date on a U.S. national securities exchange, the fair market value of such distribution of property per EFT share will equal the closing price of one share or other unit of such distributed property on such ex-dividend date as determined by the calculation agent in its sole discretion.

Extraordinary cash dividends and distributions

A dividend or other distribution consisting exclusively of cash to all or substantially all holders of the ETF shares will be deemed to be an extraordinary cash dividend if its per share value exceeds that of the immediately preceding non-extraordinary cash dividend, if any, for such EFT shares by an amount equal to at least 10% of the closing level of such EFT shares on the first trading day for such EFT shares immediately preceding the ex-dividend date, unless otherwise specified in the applicable pricing supplement.

If an extraordinary cash dividend occurs, the adjustment factor for the affected ETF shares will be adjusted so that the new adjustment factor for such ETF shares equals the prior adjustment factor for such ETF shares plus the product of:

•	the prior share adjustment factor for such ETF shares, and

•
a fraction, the numerator of which is the amount of the extraordinary cash dividend per EFT share and the denominator of which is the closing level of such ETF shares on the trading day for such ETF shares before the ex-dividend date for such ETF shares.

Alternate Exchange Calculation in case of an Event of Default

In case an event of default (as defined in the accompanying prospectus) with respect to the PLUS shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the PLUS (in accordance with the acceleration provisions set forth in the accompanying prospectus) will be determined by the calculation agent and will equal, for each PLUS, the arithmetic average, as determined by the calculation agent, of the fair value of the PLUS as determined by at least three but not more than five broker  dealers (which may include any of our subsidiaries or affiliates) as will make such fair value determinations available to the calculation agent.

Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation

The calculation agent will be solely responsible for the determination and calculation of any adjustments to any underlying index or basket index and of any related determinations and calculations with respect to any event described below and its determinations and calculations will be conclusive absent manifest error.

If the underlying index or basket index is (a) not calculated and announced by the sponsor or index calculation agent, as applicable (the “index sponsor”), but is calculated and announced by a successor acceptable to the calculation agent or (b) replaced by a successor index using, in the determination of the calculation agent, the same or a substantially similar formula for and method of calculation as used in such underlying index or basket index, then such underlying index or basket index will be deemed to be such underlying index or basket index as so calculated and announced by such successor sponsor, or that successor index, as applicable (such index, a “successor index”).

Upon any selection by the calculation agent of a successor index, such successor index will be substituted for such underlying index or basket index for all purposes of the PLUS, and we will, or will cause the calculation agent to, furnish notice thereof to us and the trustee.

If (x) on or prior to a valuation date or other relevant date an index sponsor, index calculation agent or index creator, makes, in the determination of the calculation agent, a material change in the formula for or the method of calculating the underlying index or basket index or in any other way materially modifies the underlying index or basket index (other than a modification prescribed in that formula or method to maintain such underlying index or basket index in the event of changes in constituent stocks and capitalization and other routine events) or (y) on any valuation date or other relevant date the index sponsor fails to calculate and announce the underlying index or basket index, then the calculation agent will calculate the redemption amount using, in lieu of a published level for such underlying index or basket index, the level for the underlying index or basket index as at the valuation time on the valuation date as determined by the calculation agent in its sole discretion in accordance with the formula for and method of calculating such underlying index or basket index last in effect prior to that change or failure, but using only those components that comprised underlying index or basket index immediately prior to that change or failure. Notice of adjustment of such underlying index or basket index will be provided to the trustee in the manner set forth below.

Discontinuance of Any ETF Shares and/or Share Underlying Index; Alteration of Method of Calculation

The calculation agent will be solely responsible for the determination and calculation of any adjustments to any ETF shares and of any related determinations and calculations with respect to any event described below and its determinations and calculations will be conclusive absent manifest error.

If the ETF shares is de-listed from its relevant exchange, liquidated or otherwise terminated, the calculation agent will substitute it with an exchange-traded fund that the calculation agent determines, in its sole discretion, is comparable to the discontinued ETF shares (such exchange-traded fund, a “successor ETF shares”). If the ETF shares are de-listed, liquidated or otherwise terminated and the calculation agent determines that no successor ETF shares are available, then the calculation agent will, in its sole discretion, calculate the appropriate closing level of one ETF share by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the ETF shares. If  successor ETF shares are selected or the calculation agent calculates the closing level by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the ETF shares, that successor ETF shares or closing level will be substituted for the ETF shares for all purposes of the PLUS.

If at any time:

•	the share underlying index is changed in a material respect; or

•
the ETF shares in any other way are modified so that it does not, in the opinion of the calculation agent, fairly represent the closing level of one ETF share had those changes or modifications not been made;

then, from and after that time, the calculation agent will make those calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a closing level as if those changes or modifications had not been made, and calculate the closing level with reference to such ETF shares, as adjusted.

The calculation agent also may determine that no adjustment is required by the modification of the method of calculation.

The calculation agent will be solely responsible for the method of calculating the closing level of one share of an ETF and of any related determinations and calculations, and its determinations and calculations with respect thereto will be conclusive in the absence of manifest error.

Trustee

The “Trustee” for each offering of PLUS issued under our indenture dated March 29, 2007 will be The Bank of New York Mellon, a New York banking corporation, formerly known as The Bank of New York.

For a further description of procedures regarding global securities representing book-entry securities, we refer you to “Description of Certain Provisions Relating to Debt Securities and Contingent Convertible Securities—Book-Entry System” in the accompanying prospectus and “Description of Notes—Book-Entry, Delivery and Form” in the accompanying prospectus supplement.

Agent

Unless otherwise specified in the applicable pricing supplement, the “agent” for each underwritten offering of PLUS will be Credit Suisse Securities (USA) LLC (“CSSU”).

Calculation Agent and Calculations

The “calculation agent” for the PLUS will be Credit Suisse International.  As calculation agent, Credit Suisse International will determine, among other things, the initial index value, the initial share price, the initial basket value, the final index value (or final average index value), the final share price (or final average share price), the final basket value (or final average basket value), the multipliers, the index percent increase or decrease, the share percent increase or decrease, the basket percent increase or decrease, the index performance factor, the share performance factor, the basket performance factor, as applicable, whether a market disruption event has occurred, the payment at maturity and the amount due and payable upon any acceleration of the PLUS that we describe in the section of this product supplement called “—Alternate Exchange Calculation in case of an Event of Default.”

All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the trustee and us. The calculation agent will have no responsibility for good faith errors or omissions in its calculations and determinations, whether caused by negligence or otherwise.

Because the calculation agent is our affiliate, the economic interests of the calculation agent and its affiliates may be adverse to your interests, as an owner of the PLUS, including with respect to certain determinations and judgments that the calculation agent must make.  See “Description of PLUS—Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation” or “—Discontinuance of Any ETF Shares and/or Share Underlying Index; Alteration of Method of Calculation,” as applicable, and the definition of market disruption event under “Description of PLUS—General Terms of PLUS—Some Definitions”.  The calculation agent will not act as your agent. Because the calculation agent is an affiliate of ours, potential conflicts of interest may exist between you and the calculation agent. CSSU, as a registered broker-dealer, is required to maintain policies and procedures regarding the handling and use of confidential proprietary information, and such policies and procedures will be in effect throughout the term of the PLUS to restrict the use of information relating to the calculations made by the calculation agent with respect to the PLUS prior to the dissemination of such information.  Credit Suisse International is obligated to carry out its duties and functions as calculation agent in good faith and using its reasonable judgment.

Purchases

We may at any time purchase any PLUS, which may, in our sole discretion, be held, sold or cancelled.

Cancellation

Upon the purchase and surrender for cancellation of any PLUS by us or the redemption of any PLUS, such PLUS will be cancelled by the trustee.

Book-entry, delivery and form

We will issue the PLUS in the form of one or more fully registered global securities, or the global notes, in denominations specified in the applicable pricing supplement. We will deposit the notes with, or on behalf of, The Depository Trust Company, New York, New York, or DTC, as the depositary, and will register the notes in the name of Cede & Co., DTC’s nominee. Your beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

As long as the PLUS are represented by the global notes, we will pay the redemption amount on the PLUS, if any, to or as directed by DTC as the registered holder of the global notes. Payments to DTC will be in immediately available funds by wire transfer. DTC will credit the relevant accounts of their participants on the applicable date.

For a further description of procedures regarding global securities representing book-entry securities, we refer you to “Description of Certain Provisions Relating to Debt Securities and Contingent Convertible Securities—Book-Entry System” in the accompanying prospectus and “Description of Notes—Book-Entry, Delivery and Form” in the accompanying prospectus supplement.

New York Law to Govern

The PLUS will be governed by, and construed in accordance with, the laws of the State of New York.

Interest and Principal Payments

You should read the section called “Description of Debt Securities” in the prospectus, where we describe generally how principal and interest payments, if any, on the PLUS are made, how exchanges and transfers of the PLUS are effected and how fixed and floating rates of interest on the PLUS, if any, are calculated.

Further issues

We may from time to time, without notice to or the consent of the registered holders of PLUS, create and issue further PLUS securities ranking pari passu with the securities being offered hereby in all respects. Such further securities will be consolidated and form a single series with the PLUS being offered hereby and will have the same terms as to status, redemption or otherwise as the PLUS being offered hereby.

Notices

Notices to holders of PLUS will be made by first-class mail, postage prepaid, to the registered holders.

USE OF PROCEEDS AND HEDGING

Unless otherwise specified in the applicable pricing supplement, we intend to use the proceeds from each offering (as indicated in the applicable pricing supplement) for our general corporate purposes, which may include the refinancing of our existing indebtedness outside Switzerland. We may also use some or all of the proceeds from any offering to hedge our obligations under the PLUS. In addition, we may also invest the proceeds temporarily in short-term securities.  The net proceeds will be applied exclusively outside Switzerland unless Swiss fiscal laws allow such usage in Switzerland without triggering Swiss withholding taxes on interest payments on debt instruments.

One or more of our affiliates before and following the issuance of any PLUS may acquire or dispose of positions relating to any underlying index, underlying shares or basket component or listed or over-the-counter options contracts in, or other derivatives or synthetic instruments related to, such underlying index, underlying shares or basket component or any components included in or comprising such underlying index, underlying shares or basket component, to hedge our obligations under the PLUS. In the course of pursuing such a hedging strategy, the price at which such positions may be acquired or disposed of may be a factor in determining the level of any underlying index, underlying shares or basket component. Although we and our affiliates have no reason to believe that our or their hedging activities will have a material impact on the level of any underlying index, underlying shares or basket component or the value of the PLUS, we cannot assure you that these activities will not have such an effect.

From time to time after issuance and prior to the maturity of the PLUS, depending on market conditions (including the level of any underlying index, underlying shares or basket component), in connection with hedging certain of the risks associated with the PLUS, we expect that one or more of our affiliates will increase or decrease their initial hedging positions using dynamic hedging techniques and may take long or short positions in listed or over-the-counter options contracts in, or other derivative or synthetic instruments related to, any underlying index, underlying shares or basket component or any components included in or comprising any underlying index, underlying shares or basket component. In addition, we or one or more of our affiliates may take positions in other types of appropriate financial instruments that may become available in the future. To the extent that we or one or more of our affiliates have a hedge position in any underlying index, underlying shares or basket component or the components included in or comprising any underlying index, underlying shares or basket component, we or one or more of our affiliates may liquidate a portion of those holdings at or about the time of the maturity of any PLUS. Depending, among other things, on future market conditions, the aggregate amount and the composition of such positions are likely to vary over time. Our or our affiliates’ hedging activities will not be limited to any particular exchange or market.

The original issue price of the PLUS will include the commissions paid to CSSU with respect to the PLUS and the cost of hedging our obligations under the PLUS. The cost of hedging includes the projected profit that our subsidiaries expect to realize in consideration for assuming the risks inherent in managing the hedging transactions. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries’ control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss.

PLUS OFFERED ON A GLOBAL BASIS

If we offer the PLUS on a global basis, we will so specify in the applicable pricing supplement. For a further description of procedures regarding global securities representing book-entry securities, we refer you to “Description of Certain Provisions Relating to Debt Securities and Contingent Convertible Securities—Book-Entry System” in the accompanying prospectus and “Description of Notes—Book-Entry, Delivery and Form” in the accompanying prospectus supplement.

BENEFIT PLAN INVESTOR CONSIDERATIONS

Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the PLUS.  Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we, the agent, and certain of our respective subsidiaries and affiliates, may be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also “Plans”).  Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the PLUS are acquired by or with the assets of a Plan with respect to which we or any of our affiliates is a service provider or other party in interest, unless the PLUS are acquired pursuant to an exemption from the “prohibited transaction” rules.  A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the PLUS.  Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers).  In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction, and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption). There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the PLUS.

Because we may be considered a party in interest with respect to many Plans, the PLUS may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited.  Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the PLUS will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the PLUS that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such PLUS on behalf of or with “plan assets” of any Plan or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code or any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the PLUS on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

The PLUS are contractual financial instruments.  The financial exposure provided by the PLUS is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the PLUS.  The PLUS have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the PLUS.

Each purchaser or holder of any PLUS acknowledges and agrees that:

(i)  the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the PLUS, (B) the purchaser or holder’s investment in the PLUS, or (C) the exercise of or failure to exercise any rights we have under or with respect to the PLUS;

(ii)  we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the PLUS and (B) all hedging transactions in connection with our obligations under the PLUS;

(iii)  any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)  our interests are adverse to the interests of the purchaser or holder; and

(v)   neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the PLUS has exclusive responsibility for ensuring that its purchase, holding and disposition of the PLUS do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law.  The sale of any PLUS to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

THE UNDERLYING INDEX, UNDERLYING SHARES OR BASKET COMPONENTS

The underlying index, underlying shares or basket components to which the PLUS are linked will be specified in an underlying supplement or the applicable pricing supplement. If any underlying index, underlying shares or basket component is replaced by a successor index or successor ETF shares as set forth herein, such successor index or successor ETF shares will be substituted for that underlying index, underlying shares or basket component for all purposes of the PLUS, as determined by the calculation agent in its sole discretion.

We will provide historical price or level information on any underlying index, underlying shares or basket components in the relevant pricing supplement. You should not take any of those historical prices or levels as an indication of future performance. Neither we nor any of our affiliates makes any representation to you as to the performance of any underlying index, underlying shares or basket components.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes material U.S. federal income tax consequences of owning and disposing of the PLUS that may be relevant to holders of the PLUS that acquire their PLUS from us as part of the original issuance of the PLUS. This discussion applies only to holders that hold their PLUS as capital assets within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”). Further, this discussion does not address all of the U.S. federal income tax consequences that may be relevant to you in light of your individual circumstances or if you are subject to special rules, such as if you are:

•           a financial institution,

•           a mutual fund,

•           a tax-exempt organization,

•           a grantor trust,

•           certain U.S. expatriates,

•           an insurance company,

•           a dealer or trader in securities or foreign currencies,

•           a person (including traders in securities) using a mark-to-market method of accounting,

•           a person who holds the PLUS as a hedge or as part of a straddle with another position, constructive sale, conversion transaction or other integrated transaction, or

•           an entity that is treated as a partnership for U.S. federal income tax purposes.

The discussion is based upon the Code, law, regulations, rulings and decisions, in each case, as available and in effect as of the date of this product supplement, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and foreign laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been or will be sought as to the U.S. federal income tax consequences of the ownership and disposition of the PLUS, and the following discussion is not binding on the IRS.

You should consult your tax advisor as to the specific tax consequences to you of owning and disposing of the PLUS, including the application of federal, state, local and foreign income and other tax laws based on your particular facts and circumstances.

IRS CIRCULAR 230 REQUIRES THAT WE INFORM YOU THAT ANY TAX STATEMENT HEREIN REGARDING ANY U.S. FEDERAL TAX IS NOT INTENDED OR WRITTEN TO BE USED, AND

CANNOT BE USED, BY ANY TAXPAYER FOR THE PURPOSE OF AVOIDING ANY PENALTIES. ANY SUCH STATEMENT HEREIN WAS WRITTEN TO SUPPORT THE MARKETING OR PROMOTION OF THE TRANSACTION(S) OR MATTER(S) TO WHICH THE STATEMENT RELATES. A PROSPECTIVE INVESTOR (INCLUDING A TAX-EXEMPT INVESTOR) IN THE PLUS SHOULD CONSULT ITS OWN TAX ADVISOR IN DETERMINING THE TAX CONSEQUENCES OF AN INVESTMENT IN THE PLUS, INCLUDING THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

Characterization of the PLUS

There are no statutory provisions, regulations, published rulings, or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of your PLUS. Thus, the characterization of the PLUS is not certain. Our special tax counsel, Orrick, Herrington & Sutcliffe LLP, has advised that the PLUS should be treated, for U.S. federal income tax purposes, as prepaid financial contracts, with respect to the underlying, that are eligible for open transaction treatment. In the absence of an administrative or judicial ruling to the contrary, we and, by acceptance of the PLUS, you agree to treat your PLUS for all tax purposes in accordance with such characterization. In light of the fact that we agree to treat the PLUS as prepaid financial contracts, the balance of this discussion assumes that the PLUS will be so treated.

You should be aware that the characterization of the PLUS as described above is not certain, nor is it binding on the IRS or the courts. Thus, it is possible that the IRS would seek to characterize your PLUS in a manner that results in tax consequences to you that are different from those described below. For example, the IRS might assert that PLUS with a term of more than one year constitute debt instruments that are “contingent payment debt instruments” that are subject to special tax rules under the applicable Treasury regulations governing the recognition of income over the term of your PLUS. If the PLUS were to be treated as contingent payment debt instruments, you would be required to include in income on an economic accrual basis over the term of the PLUS an amount of interest that is based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your PLUS, or the comparable yield. The characterization of PLUS as contingent payment debt instruments under these rules is likely to be adverse. However, if the PLUS had a term of one year or less, the rules for short-term debt obligations would apply rather than the rules for contingent payment debt instruments. Under Treasury regulations, a short-term debt obligation is treated as issued at a discount equal to the difference between all payments on the obligation and the obligation’s issue price.  A cash method U.S. Holder that does not elect to accrue the discount in income currently should include the payments attributable to interest on the PLUS as income upon receipt.  Under these rules, any contingent payment would be taxable upon receipt by a cash basis taxpayer as ordinary interest income. You should consult your tax advisor regarding the possible tax consequences of characterization of the PLUS as contingent payment debt instruments or short-term debt obligations. It is also possible that the IRS would seek to characterize your PLUS as options, and thus as Code section 1256 contracts in the event that they are listed on a securities exchange. In such case, the PLUS would be marked-to-market at the end of the year and 40% of any gain or loss would be treated as short-term capital gain or loss, and the remaining 60% of any gain or loss would be treated as long-term capital gain or loss. We are not responsible for any adverse consequences that you may experience as a result of any alternative characterization of the PLUS for U.S. federal income tax or other tax purposes.

You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of your PLUS for U.S. federal income tax purposes.

U.S. Holders

For purposes of this discussion, the term “U.S. Holder,” for U.S. federal income tax purposes, means a beneficial owner of PLUS that is (1) a citizen or resident of the United States, (2) a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia, (3) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust, if (a) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has in effect a valid election to be treated as a domestic trust for

U.S. federal income tax purposes. If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds PLUS, the U.S. federal income tax treatment of such partnership and a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership, or a partner of a partnership, holding PLUS, you should consult your tax advisor regarding the tax consequences to you from the partnership’s purchase, ownership and disposition of the PLUS.

In accordance with the agreed-upon tax treatment described above (and subject to the discussion below under “Constructive ownership transaction rules”), upon receipt of the redemption amount of the PLUS from us, a U.S. Holder will recognize gain or loss equal to the difference between the amount of cash received from us and the U.S. Holder’s tax basis in the PLUS at that time. For PLUS with a term of more than one year, such gain or loss will be long-term capital gain or loss if the U.S. Holder has held the PLUS for more than one year at maturity. For PLUS with a term of one year or less, such gain or loss will be short-term capital gain or loss.

Upon the sale or other taxable disposition of the PLUS, a U.S. Holder generally will recognize gain or loss equal to the difference between the amount realized on the sale or other taxable disposition and the U.S. Holder’s tax basis in the PLUS (generally its cost). For PLUS with a term of more than one year, such gain or loss will be long-term capital gain or loss if the U.S. Holder has held the PLUS for more than one year at the time of disposition. For PLUS with a term of one year or less, such gain or loss will be short-term capital gain or loss.

Constructive ownership transaction rules

Under Code section 1260, all or a portion of the gain arising from certain “constructive ownership transactions” may be recharacterized as ordinary income, and certain interest charges may be imposed with respect to any such recharacterized income. These rules by their terms may apply to all or a portion of the gain derived from the PLUS if the PLUS reference an equity interest in a “pass-thru entity” within the meaning of Code section 1260, which includes shares in an exchange-traded fund or a passive foreign investment company. The applicable pricing supplement for the PLUS will contain additional information relating to Code section 1260 if they reference an equity interest in a pass-thru entity.

PLUS held through foreign entities

Under the “Hiring Incentives to Restore Employment Act” (the “Act”) and recently finalized regulations, a 30% withholding tax is imposed on “withholdable payments” and certain “passthru payments” made to foreign financial institutions (and their more than 50% affiliates) unless the payee foreign financial institution agrees, among other things, to disclose the identity of any U.S. individual with an account at the institution (or the institution’s affiliates) and to annually report certain information about such account.  The term “withholdable payments” generally includes (1) payments of fixed or determinable annual or periodical gains, profits, and income (“FDAP”), in each case, from sources within the United States, and (2) for any sales or other dispositions occurring after December 31, 2016, gross proceeds from the sale of any property of a type which can produce interest or dividends from sources within the United States.  “Passthru payments” means any withholdable payment and any foreign passthru payment.  The Act also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or certify that they do not have any substantial United States owners) to withhold tax at a rate of 30%.  We will treat payments on the PLUS as withholdable payments for these purposes.

Withholding under the Act described above will apply to all withholdable payments and certain passthru payments without regard to whether the beneficial owner of the payment is a U.S. person, or would otherwise be entitled to an exemption from the imposition of withholding tax pursuant to an applicable tax treaty with the United States or pursuant to U.S. domestic law.  Unless a foreign financial institution is the beneficial owner of a payment, it will be subject to refund or credit in accordance with the same procedures and limitations applicable to other taxes withheld on FDAP payments provided that the beneficial owner of the payment furnishes such information as the IRS determines is necessary to determine whether such beneficial owner is a United States owned foreign entity and the identity of any substantial United States owners of such entity.  Pursuant to recently finalized regulations described above, the Act’s withholding regime generally will apply to (i) withholdable payments (other than gross proceeds of the type described above) made after December 31, 2013 (excluding payments made before January 1,

2015, with respect to a preexisting obligation to a payee that is not a prima facie foreign financial institution and for which a withholding agent does not have documentation indicating the payee's status as a passive non-financial foreign entity with one or more substantial U.S. owners) and (ii) payments of gross proceeds of the type described above with respect to a sale or disposition occurring after December 31, 2017, and (iii) foreign passthru payments made after the later of December 31, 2016, or six months after the date that final regulations defining the term ”foreign passthru payment” are published.  Additionally, the provisions of the Act discussed above generally will not apply to (a) any obligation (other than an instrument that is treated as equity for U.S. tax purposes or that lacks a stated expiration or term) that is outstanding on January 1, 2014 or (b) any obligation that produces withholdable payments solely because the obligation is treated as giving rise to a dividend equivalent pursuant to Code section 871(m) and the regulations thereunder that is outstanding at any point prior to six months after the date on which obligations of its type are first treated as giving rise to dividend equivalents; and (c) any agreement requiring a secured party to make payments with respect to collateral securing one or more grandfathered obligations (even if the collateral is not itself a grandfathered obligation).  Thus, if you hold your PLUS through a foreign financial institution or foreign corporation or trust, a portion of any of your payments made after December 31, 2013 may be subject to 30% withholding.

Non-U.S. Holders generally

Payments made with respect to the PLUS to a holder of the PLUS that is not a U.S. Holder (a “Non-U.S. Holder”) and that has no connection with the United States other than holding its PLUS will not be subject to U.S. withholding tax, provided that such Non-U.S. Holder complies with applicable certification requirements.  Any gain realized upon the sale or other disposition of the PLUS by a Non-U.S. Holder generally will not be subject to U.S. federal income tax unless (1) such gain is effectively connected with a U.S. trade or business of such Non-U.S. Holder or (2) in the case of an individual, such individual is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met.  Any effectively connected gains described in clause (1) above realized by a Non-U.S. Holder that is, or is taxable as, a corporation for U.S. federal income tax purposes may also, under certain circumstances, be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

Non-U.S. Holders that are subject to U.S. federal income taxation on a net income basis with respect to their investment in the PLUS should refer to the discussion above relating to U.S. Holders.

Substitute dividend and dividend equivalent payments

The Act and recently proposed and temporary regulations treat a “dividend equivalent” payment as a dividend from sources within the United States. Under the Act, unless reduced by an applicable tax treaty with the United States, such payments generally will be subject to U.S. withholding tax. A “dividend equivalent” payment is (i) a substitute dividend payment made pursuant to a securities lending or a sale-repurchase transaction that (directly or indirectly) is contingent upon, or determined by reference to, the payment of a dividend from sources within the United States, (ii) a payment made pursuant to a “specified notional principal contract” that (directly or indirectly) is contingent upon, or determined by reference to, the payment of a dividend from sources within the United States, and (iii) any other payment determined by the IRS to be substantially similar to a payment described in the preceding clauses (i) and (ii). Proposed regulations provide criteria for determining whether a notional principal contract will be a specified notional principal contract, effective for payments made after December 31, 2013.

Proposed regulations address whether a payment is a dividend equivalent. The proposed regulations provide that an equity-linked instrument that provides for a payment that is a substantially similar payment is treated as a notional principal contract for these purposes. An equity-linked instrument is a financial instrument or combination of financial instruments that references one or more underlying securities to determine its value, including a futures contract, forward contract, option, or other contractual arrangement. The proposed regulations consider any payment, including the payment of the purchase price or an adjustment to the purchase price, to be a substantially similar payment (and, therefore, a dividend equivalent payment) if made pursuant to an equity-linked instrument that is contingent upon or determined by reference to a dividend (including payments pursuant to a redemption of stock that gives rise to a dividend) from sources within the United States. The rules for equity-linked instruments under the proposed regulations will be effective for payments made after the rules are finalized. Where the PLUS reference an interest in a fixed basket of securities or a “customized index,” each security or component of such basket or customized index is treated as an underlying security in a separate notional principal contract for purposes of determining whether such notional principal contract is a specified notional principal contract or an amount received is a substantially similar payment.

We will treat any portion of a payment on the PLUS that is substantially similar to a dividend as a dividend equivalent payment, which will be subject to U.S. withholding tax, unless reduced by an applicable tax treaty and a properly executed IRS Form W-8 (or other qualifying documentation) is provided. Non-U.S. Holders should consult their tax advisors regarding whether payments on the PLUS constitute dividend equivalent payments.

U.S. federal estate tax treatment of Non-U.S. Holders

The PLUS may be subject to U.S. federal estate tax if an individual Non-U.S. Holder holds the PLUS at the time of his or her death. The gross estate of a Non-U.S. Holder domiciled outside the United States includes only property situated in the United States. Individual Non-U.S. Holders should consult their tax advisors regarding the U.S. federal estate tax consequences of holding the PLUS at death.

IRS Notice and proposed legislation on certain financial transactions

In Notice 2008-2, the IRS and the Treasury Department stated they are considering issuing new regulations or other guidance on whether holders of an instrument such as the PLUS should be required to accrue income during the term of the instrument. The IRS and Treasury Department also requested taxpayer comments on (1) the appropriate method for accruing income or expense (e.g., a mark-to-market methodology or a method resembling the noncontingent bond method), (2) whether income and gain on such an instrument should be ordinary or capital, and (3) whether foreign holders should be subject to withholding tax on any deemed income accrual. Additionally, unofficial statements made by IRS officials have indicated that they will soon be addressing the treatment of prepaid forward contracts in proposed regulations.

Accordingly, it is possible that regulations or other guidance may be issued that require holders of the PLUS to recognize income in respect of the PLUS prior to receipt of any payments thereunder or sale thereof. Any regulations or other guidance that may be issued could result in income and gain (either at maturity or upon sale) in respect of the PLUS being treated as ordinary income. It is also possible that a Non-U.S. Holder of the PLUS could be subject to U.S. withholding tax in respect of the PLUS under such regulations or other guidance. It is not possible to determine whether such regulations or other guidance will apply to your PLUS (possibly on a retroactive basis). You are urged to consult your tax advisor regarding Notice 2008-2 and its possible impact on you.

More recently, on January 24, 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments.  If enacted, the effect of that legislation generally would be to require instruments such as the PLUS to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions.  You are urged to consult your tax advisor regarding the draft legislation and its possible impact on you.

Information reporting regarding specified foreign financial assets

The Act and temporary and proposed regulations generally require individual U.S. Holders (“specified individuals”) and “specified domestic entities” with an interest in any “specified foreign financial asset” to file an annual report on IRS Form 8938 with information relating to the asset, including the maximum value thereof, for any taxable year in which the aggregate value of all such assets is greater than $50,000 on the last day of the taxable year or $75,000 at any time during the taxable year. Certain individuals are permitted to have an interest in a higher aggregate value of such assets before being required to file a report. The proposed regulations relating to specified domestic entities apply to taxable years beginning after December 31, 2011. Under the proposed regulations, “specified domestic entities” are domestic entities that are formed or used for the purposes of holding, directly or indirectly, specified foreign financial assets. Generally, specified domestic entities are certain closely held corporations and partnerships that meet passive income or passive asset tests and, with certain exceptions, domestic trusts that have a specified individual as a current beneficiary and exceed the reporting threshold.  Specified foreign financial assets include any depository or custodial account held at a foreign financial institution; any debt or equity interest in a foreign financial institution if such interest is not regularly traded on an established securities market; and, if not held at a financial institution, (1) any stock or security issued by a non-U.S. person, (2) any financial instrument or contract held for investment where the issuer or counterparty is a non-U.S. person, and (3) any interest in an entity which is a non-U.S. person.

Depending on the aggregate value of your investment in specified foreign financial assets, you may be obligated to file an IRS Form 8938 under this provision if you are an individual U.S. Holder.  Pursuant to a recent IRS Notice, reporting by domestic entities of interests in specified foreign financial assets will not be required before the date specified by final regulations, which will not be earlier than taxable years beginning after December 31, 2012.  Penalties apply to any failure to file IRS Form 8938.  Additionally, in the event a U.S. Holder (either a specified individual or specified domestic entity) does not file such form, the statute of limitations on the assessment and collection of U.S. federal income taxes of such U.S. Holder for the related tax year may not close before the date which is three years after the date such information is filed. You should consult your own tax advisor as to the possible application to you of this information reporting requirement and related statute of limitations tolling provision.

Backup withholding and information reporting

A holder of the PLUS (whether a U.S. Holder or a Non-U.S. Holder) may be subject to backup withholding with respect to certain amounts paid to such holder unless it provides a correct taxpayer identification number, complies with certain certification procedures establishing that it is not a U.S. Holder or establishes proof of another applicable exemption, and otherwise complies with applicable requirements of the backup withholding rules.  Backup withholding is not an additional tax. You can claim a credit against your U.S. federal income tax liability for amounts withheld under the backup withholding rules, and amounts in excess of your liability are refundable if you provide the required information to the IRS in a timely fashion. A holder of the PLUS may also be subject to information reporting to the IRS with respect to certain amounts paid to such holder unless it (1) is a Non-U.S. Holder and provides a properly executed IRS Form W-8 (or other qualifying documentation) or (2) otherwise establishes a basis for exemption.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

Unless otherwise specified in the applicable pricing supplement, we will sell the PLUS to CSSU, acting as principal, at the discounts or concessions set forth in the applicable pricing supplement, for resale to one or more investors or other purchasers at the offering prices specified in the applicable pricing supplement. CSSU may offer the PLUS it has purchased as principal to other dealers. CSSU may sell the PLUS to any dealer at a discount and, unless otherwise specified in the applicable pricing supplement, the discount allowed to any dealer will not be in excess of the discount to be received by CSSU from us. After the initial public offering of any PLUS, the public offering price, concession and discount of such PLUS may be changed.

Each issue of PLUS will be a new issue of PLUS with no established trading market. Unless otherwise specified in the applicable pricing supplement, CSSU intends to make a secondary market in the PLUS. Any of our broker dealer subsidiaries or affiliates, including CSSU, may use the offering documents in connection with the offers and sales of securities related to market making transactions by and through our broker dealer subsidiaries or affiliates, including CSSU, at negotiated prices related to prevailing market prices at the time of sale or otherwise. Any of our broker dealer subsidiaries or affiliates, including CSSU, may act as principal or agent in such transactions. None of our broker dealer subsidiaries or affiliates, including CSSU, has any obligation to make a market in the PLUS and any broker dealer subsidiary or affiliate that does make a market in the PLUS may discontinue any market making activities at any time without notice, at its sole discretion. No assurance can be given as to the liquidity of the trading market for the PLUS. Unless otherwise specified in the applicable pricing supplement, the PLUS will not be listed on a national securities exchange in the United States or any other country.

We reserve the right to withdraw, cancel or modify the offer made hereby without notice.

CSSU is one of our wholly owned subsidiaries. The net proceeds received from the sale of the PLUS will be used, in part, by CSSU or one of its affiliates in connection with hedging our obligations under the PLUS. The underwriting arrangements for any offering in which CSSU participates will comply with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s distribution of the PLUS of an affiliate and related conflicts of interest. In accordance with FINRA Rule 5121, CSSU may not sell the PLUS to any of its discretionary accounts without the prior written approval of the customer.

We have agreed to indemnify CSSU against liabilities under the U.S. Securities Act of 1933, as amended, or contribute to payments that CSSU may be required to make in that respect. We have also agreed to reimburse CSSU for expenses.

In connection with the offering, CSSU may engage in stabilizing transactions and over-allotment transactions in accordance with Regulation M under the Exchange Act.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•
Over-allotment involves sales by CSSU in excess of the principal amount of PLUS CSSU is obligated to purchase, which creates a short position. CSSU will close out any short position by purchasing PLUS in the open market.

These stabilizing transactions may have the effect of raising or maintaining the market prices of the PLUS or preventing or retarding a decline in the market prices of the PLUS. As a result, the prices of the PLUS may be higher than the prices that might otherwise exist in the open market.

CSSU and its affiliates have engaged and may in the future engage in commercial banking and investment banking and other transactions with us and our affiliates in the ordinary course of business.

In the United States, the PLUS may be offered for sale in those jurisdictions where it is lawful to make such offers.

CSSU has represented and agreed that it has not offered, sold or delivered and will not offer, sell or deliver any of the PLUS directly or indirectly, or distribute any pricing supplement or this product supplement or the accompanying prospectus supplement or prospectus or any other offering material relating to the PLUS, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and that it will not impose any obligations on us.

Concurrently with the offering of the notes as described in this product supplement, we may issue other notes from time to time as described in the accompanying prospectus supplement and prospectus.

PLUS Offered on a Global Basis

If the applicable pricing supplement indicates that any of our PLUS will be offered on a global basis, those registered global securities will be offered for sale in those jurisdictions outside of the United States where it is legal to make offers for sale of those PLUS.

The agent has represented and agreed, and any other agent through which we may offer any PLUS on a global basis will represent and agree, that it will comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers, sells or delivers the PLUS or possesses or distributes the offerng documents and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the PLUS under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes purchases, offers or sales of the PLUS, and we shall not have responsibility for the agent’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

With respect to sales in any jurisdictions outside of the United States of such PLUS offered on a global basis, purchasers of any such PLUS may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the issue price set forth on the cover page of the applicable pricing supplement.

General

No action has been or will be taken by us, the agent or any dealer that would permit a public offering of the PLUS or possession or distribution of any offering documents in any jurisdiction, other than the United States, where action for that purpose is required.  No offers, sales or deliveries of the PLUS, or distribution of any offering documents or any other offering material relating to the PLUS, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, any agent or any dealer.

The agent has represented and agreed, and each dealer through which we may offer the PLUS has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the PLUS or possesses or distributes any offering documents and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the PLUS under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the PLUS.  We shall not have responsibility for any agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

Argentina

This document, and the documents related to the offering, have not been submitted to the Argentine Securities Commission ("Comisión Nacional de Valores") for approval. Accordingly, the PLUS may not be offered or sold to the public in Argentina. This document does not constitute an offer of, or an invitation to purchase, the PLUS in Argentina.

Brazil

The PLUS have not been and will not be registered under the Brazilian Securities Commission and may not be offered or sold within Brazil or to, or for the account or benefit of Brazilian persons except in a private offering. The Counterparty represents and agrees that it has not offered or sold, and shall not offer or sell, any securities constituting part of its allotment within Brazil. Accordingly, neither it, its affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts with respect to the Products.

Chile

NEITHER THE ISSUER NOR THE PLUS HAVE BEEN REGISTERED WITH THE SUPERINTENDENCIA DE VALORES Y SEGUROS PURSUANT TO LAW NO. 18,045, THE LEY DE MERCADO DE VALORES, AND REGULATIONS THEREUNDER. THIS DOCUMENT DOES NOT CONSTITUTE AN OFFER OF, OR AN INVITATION TO SUBSCRIBE FOR OR PURCHASE, THE PLUS IN THE REPUBLIC OF CHILE, OTHER THAN TO INDIVIDUALLY IDENTIFIED INVESTORS PURSUANT TO A PRIVATE OFFERING WITHIN THE MEANING OF ARTICLE 4 OF THE LEY DE MERCADO DE VALORES (AN OFFER THAT IS NOT "ADDRESSED TO THE PUBLIC AT LARGE OR TO A CERTAIN SECTOR OR SPECIFIC GROUP OF THE PUBLIC").

Colombia

This document does not constitute a public offer in the republic of Colombia. The PLUS are offered under circumstances which do not constitute a public offering of securities under applicable Colombian securities laws and regulations. The offer of the PLUS is addressed to less than one hundred specifically identified investors. Credit Suisse’s products and/or services may not be promoted or marketed in Colombia or to Colombian residents unless such promotion and marketing is made in compliance with decree 2555 of 2010 and other applicable rules and regulations related to the promotion of foreign financial and/or securities related products or services in Colombia. Colombian eligible investors acknowledge Colombian laws and regulations (in particular, foreign exchange, securities and tax regulations) applicable to any transaction or investment consummated in connection with any applicable investment and under applicable regulations and represent that they are the sole liable party for full compliance with any such laws and regulations. In addition, the investor ensures that Credit Suisse will have no responsibility, liability or obligation in connection with any consent, approval, filing, proceeding, authorization or permission required by the investor or any actions taken or to be taken by the investor in connection with the offer, sale or delivery of Credit Suisse’s products and/or services under Colombian law.

European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of securities described in this product supplement may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to the PLUS that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of securities may be offered to the public in that relevant member state at any time:

•	to any legal entity that which is a qualified investor as defined in the Prospectus Directive;

•
to fewer than 100 or, if the relevant member state has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined below) subject to obtaining the prior consent of the representatives for any such offer; or

•	in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

Each purchaser of the PLUS described in this product supplement located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive.

For purposes of this provision, the expression an “offer to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the PLUS to be offered so as to enable an investor to decide to purchase or subscribe the PLUS, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the relevant member state), and includes any relevant implementing measure in the relevant member state and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

The sellers of the PLUS have not authorized and do not authorize the making of any offer of securities through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the PLUS as contemplated in this product supplement. Accordingly, no purchaser of the PLUS, other than the underwriters, is authorized to make any further offer of the PLUS on behalf of the sellers or the underwriters.

Mexico

The PLUS have not been offered or sold and will not be offered or sold in Mexico by any subsidiary of the Issuer.

The PLUS have not and will not be registered with the National Registry of Securities maintained by the National Banking and Securities Commission of Mexico and have not and may not be publicly offered in Mexico. The PLUS may only be offered in Mexico pursuant to a private placement to institutional and qualified investors in Mexico as such terms are defined by the Mexican Ley del Mercado de Valores.

Panama

The PLUS have not been and will not be registered under the Panamanian Securities Law (Law-Decree N° 1 of July 8, 1999 as amended from time to time, the “Panamanian Securities Law”) or with the Panamanian Superintendence of the Securities Market (formerly the National Securities Commission) in reliance upon an exemption therefrom, since all invitations to subscribe for or purchase them shall be made on a “private basis” or in “transactions exempted” (as both terms are defined by said Law-Decree) from the registration requirements under the same.  Therefore this document has not been passed through the screening of and will not be subject to the supervision by the Panamanian Superintendence of the Securities Market (formerly the National Securities Commission).  Any representation to the contrary is unlawful.  Every investor of the PLUS must have knowledge and experience or must get professional advice in financial, tax and business matters when evaluating the risks and merits of investing in the PLUS.

The offering and transferability of the PLUS is restricted and there will be no public market for them.

Investors may not act, in regard to the PLUS, in any manner that would be characterized as a public offering (“Oferta Pública”), as defined under the Panamanian Securities Law, triggering registration or license requirements.  Investors must consult with their own local legal counsel regarding the legal requirements to avoid trespassing the thresholds of a “private placement” as defined by the Panamanian Securities Law.

In any case, the holder of any securities must agree: (i) not to make an offer to resell said securities to more than twenty five (25) persons (either individuals or companies); (ii) not to sell the same to more than ten (10) persons (either individuals or companies) within a year, in the Republic of Panama or to persons domiciled in Panama; and (iii) not to offer or sell the PLUS through public communication media or in a fashion that may be considered by the Panamanian Superintendence of the Securities Market (formerly the National Securities Commission) as public or as being actively or publicly offering or requesting purchase or sale order.

Peru

The PLUS will not be subject to a public offering in the Republic of Peru.  Therefore, this document and other offering materials relating to the offer of the PLUS have not been, and will not be, registered with the Peruvian Superintendency of the Securities Market (Superintendencia del Mercado de Valores) (SMV).  This document and other offering materials relating to the offer of the PLUS are being supplied only to those Peruvian institutional investors who have expressly requested it.  They are strictly confidential and may not be distributed to any person or entity other than the recipients thereof.  In order for Peruvian Pension Funds to be offered and invest in the PLUS, all necessary registrations with the Peruvian Superintendency of Banks, Insurance and Pension Funds

(Superintendencia de Banca, Seguros y AFPs) (SBS) will need to be made.  Other institutional investors, as defined by Peruvian legislation, must rely on their own examination of the Issuer and the terms of the offering of the PLUS to determine their ability to invest in them.

Uruguay

This is a private offering. The PLUS have not been, and will not be, registered with the Central Bank of Uruguay for public offer in Uruguay.

Credit Suisse AG